UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 1-A
REGULATION A OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933

No changes to the information required by Part I have occurred since the last filing of this offering statement.
ITEM 1.	Issuer Information

Exact name of issuer as specified in the issuer’s charter:	Apex Farms Corp.

Jurisdiction of incorporation/organization:	Nevada

Year of incorporation:	2017

CIK:	0001729481

Primary Standard Industrial Classification Code:	3590

I.R.S. Employer Identification Number:	82-2923032

Total number of full-time employees:	1

Total number of part-time employees:	1
Contact Information

Address of Principal Executive Offices: 501 Silverside Road, PMB #352, Wilmington, DE 19809

Telephone:	(302) 307-3668

Provide the following information for the person the Securities and Exchange Commission’s staff should call in connection with any pre-qualification review of the offering statement:

Name:	Alexander M. Woods-Leo
Address:	501 Silverside Road, PMB #352, Wilmington, DE 19809
Telephone:	(302) 307-3668

Provide up to two e-mail addresses to which the Securities and Exchange Commission’s staff may send any comment letters relating to the offering statement. After qualification of the offering statement, such e-mail addresses are not required to remain active:

1. alex@apexfarming.com
2. lou@bevilacquapllc.com

Financial Statements

Industry Group (select one):	Banking	Insurance	X	Other

Use the financial statements for the most recent fiscal period contained in this offering statement to provide the following information about the issuer. The following table does not include all of the line items from the financial statements. Long Term Debt would include notes payable, bonds, mortgages, and similar obligations. To determine “Total Revenues” for all companies selecting “Other” for their industry group, refer to Article 5-03(b)(1) of Regulation S-X. For companies selecting “Insurance,” refer to Article 7-04 of Regulation S-X for calculation of “Total Revenues” and paragraphs 5 and 7(a) for “Costs and Expenses Applicable to Revenues”.

Balance Sheet Information
Cash and Cash Equivalents:		$8,810
Investment Securities:		$0
Accounts and Notes Receivable:		$0
Property, Plant and Equipment (PP&E):		$7,939
Total Assets:		$16,749
Accounts Payable and Accrued Liabilities:		$37,625
Long Term Debt:		$0
Total Liabilities:		$46,474
Total Stockholders’ Equity:		$29,725
Total Liabilities and Equity:		$16,749

Income Statement Information
Total Revenues:		$0
Costs and Expenses Applicable to Revenues:		$250
Depreciation and Amortization:		$593
Net Income:		$-541,142
Earnings Per Share – Basic:		$-0.03
Earnings Per Share – Diluted:		$-0.03

Name of Auditor (if any): M&K CPAS, PLLC

Outstanding Securities
	Name of Class (if any)	Units Outstanding	CUSIP (if any)	Name of Trading Center or Quotation Medium (if any)
Common Equity	Common Stock	23,844,612	n/a	n/a
Preferred Equity	n/a	0	n/a	n/a
Debt Securities	n/a	0	n/a	n/a

ITEM 2.	Issuer Eligibility

X	Check this box to certify that all of the following statements are true for the issuer(s):

•	Organized under the laws of the United States or Canada, or any State, Province, Territory or possession thereof, or the District of Columbia.

•	Principal place of business is in the United States or Canada.

•	Not subject to section 13 or 15(d) of the Securities Exchange Act of 1934.

•	Not a development stage company that either (a) has no specific business plan or purpose, or (b) has indicated that its business plan is to merge with an unidentified company or companies.

•	Not an investment company registered or required to be registered under the Investment Company Act of 1940.

•	Not issuing fractional undivided interests in oil or gas rights, or a similar interest in other mineral rights.

•	Not issuing asset-backed securities as defined in Item 1101(c) of Regulation AB.

•	Not, and has not been, subject to any order of the Commission entered pursuant to Section 12(j) of the Exchange Act (15 U.S.C. 78l(j)) within five years before the filing of this offering statement.

•

Has filed with the Commission all the reports it was required to file, if any, pursuant to Rule 257 during the two years immediately before the filing of the offering statement (or for such shorter period that the issuer was required to file such reports).

ITEM 3.	Application of Rule 262

X

Check this box to certify that, as of the time of this filing, each person described in Rule 262 of Regulation A is either not disqualified under that rule or is disqualified but has received a waiver of such disqualification

Check this box if “bad actor” disclosure under Rule 262(d) is provided in Part II of the offering statement.

ITEM 4.	Summary Information Regarding the Offering and Other Current or Proposed Offerings

Check the appropriate box to indicate whether you are conducting a Tier 1 or Tier 2 offering:
	Tier 1	X Tier 2

Check the appropriate box to indicate whether the annual financial statements have been audited:
	Unaudited	X Audited

Types of Securities Offered in this Offering Statement (select all that apply):
X	Equity (common or preferred stock)
Debt
Option, warrant or other right to acquire another security
Security to be acquired upon exercise of option, warrant or other right to acquire security
Tenant-in-common securities
Other (describe)

Does the issuer intend to offer the securities on a delayed or continuous basis pursuant to Rule 251(d)(3)?
Yes	X	No

Does the issuer intend this offering to last more than one year?
Yes	X	No

Does the issuer intend to price this offering after qualification pursuant to Rule 253(b)?
Yes		No	X

Will the issuer be conducting a best efforts offering?
Yes	X	No

Has the issuer used solicitation of interest communications in connection with the proposed offering?
Yes	X	No

Does the proposed offering involve the resale of securities by affiliates of the issuer?
Yes		No	X

Number of securities offered:	5,000,000

Number of securities of that class already outstanding:	23,844,612

The information called for by this item below may be omitted if undetermined at the time of filing or submission, except that if a price range has been included in the offering statement, the midpoint of that range must be used to respond. Please refer to Rule 251(a) for the definition of “aggregate offering price” or “aggregate sales” as used in this item. Please leave the field blank if undetermined at this time and include a zero if a particular item is not applicable to the offering.

Price per security:
$0.20

The portion of the aggregate offering price attributable to securities being offered on behalf of the issuer:
$1,000,000

The portion of the aggregate offering price attributable to securities being offered on behalf of selling securityholders:
$0

The portion of aggregate offering attributable to all the securities of the issuer sold pursuant to a qualified offering statement within the 12 months before the qualification of this offering statement:

$0

The estimated portion of aggregate sales attributable to securities that may be sold pursuant to any other qualified offering statement concurrently with securities being sold under this offering statement:
$0

Total: $ 1,000,000 (the sum of the aggregate offering price and aggregate sales in the four preceding paragraphs).

Anticipated fees in connection with this offering and names of service providers:

	Name of Service Provider	Fees
Underwriters:		$
Sales Commissions:		$
Finder’s Fees:		$
Audit:	M&K CPAS, PLLC		$$12,500
Legal:	BEVILACQUA PLLC		$$63,000
Promoters:		$
Blue Sky Compliance:		$

CRD Number of any broker or dealer listed:	n/a
Estimated net proceeds to the issuer:	$800,137

Clarification of responses (if necessary):
ITEM 5.	Jurisdictions in Which Securities are to be Offered

Using the list below, select the jurisdictions in which the issuer intends to offer the securities:

	Jurisdiction	Code		Jurisdiction	Code		Jurisdiction	Code
X	Alabama	AL	X	Montana	MT	X	District of Columbia	DC
X	Alaska	AK	X	Nebraska	NE	X	Puerto Rico	PR
X	Arizona	AZ	X	Nevada	NV
X	Arkansas	AR	X	New Hampshire	NH	X	Alberta	A0
X	California	CA	X	New Jersey	NJ	X	British Columbia	A1
X	Colorado	CO	X	New Mexico	NM	X	Manitoba	A2
X	Connecticut	CT	X	New York	NY	X	New Brunswick	A3
X	Delaware	DE	X	North Carolina	NC	X	Newfoundland	A4
X	Florida	FL	X	North Dakota	ND	X	Nova Scotia	A5
X	Georgia	GA	X	Ohio	OH	X	Ontario	A6
X	Hawaii	HI	X	Oklahoma	OK	X	Prince Edward Island	A7
X	Idaho	ID	X	Oregon	OR	X	Quebec	A8
X	Illinois	IL	X	Pennsylvania	PA	X	Saskatchewan	A9
X	Indiana	IN	X	Rhode Island	RI	X	Yukon	B0
X	Iowa	IA	X	South Carolina	SC	X	Canada (Federal Level)	Z4
X	Kansas	KS	X	South Dakota	SD
X	Kentucky	KY	X	Tennessee	TN
X	Louisiana	LA	X	Texas	TX
X	Maine	ME	X	Utah	UT
X	Maryland	MD	X	Vermont	VT
X	Massachusetts	MA	X	Virginia	VA
X	Michigan	MI	X	Washington	WA
X	Minnesota	MN	X	West Virginia	WV
X	Mississippi	MS	X	Wisconsin	WI
X	Missouri	MO	X	Wyoming	WY

Using the list below, select the jurisdictions in which the securities are to be offered by underwriters, dealers or sales persons or check the appropriate box:

X	None

Same as the jurisdictions in which the issuer intends to offer the securities.

Jurisdiction	Code	Jurisdiction	Code	Jurisdiction	Code
Alabama	AL	Montana	MT	District of Columbia	DC
Alaska	AK	Nebraska	NE	Puerto Rico	PR
Arizona	AZ	Nevada	NV
Arkansas	AR	New Hampshire	NH	Alberta	A0
California	CA	New Jersey	NJ	British Columbia	A1
Colorado	CO	New Mexico	NM	Manitoba	A2
Connecticut	CT	New York	NY	New Brunswick	A3
Delaware	DE	North Carolina	NC	Newfoundland	A4
Florida	FL	North Dakota	ND	Nova Scotia	A5
Georgia	GA	Ohio	OH	Ontario	A6
Hawaii	HI	Oklahoma	OK	Prince Edward Island	A7
Idaho	ID	Oregon	OR	Quebec	A8
Illinois	IL	Pennsylvania	PA	Saskatchewan	A9
Indiana	IN	Rhode Island	RI	Yukon	B0
Iowa	IA	South Carolina	SC	Canada (Federal Level)	Z4
Kansas	KS	South Dakota	SD
Kentucky	KY	Tennessee	TN
Louisiana	LA	Texas	TX
Maine	ME	Utah	UT
Maryland	MD	Vermont	VT
Massachusetts	MA	Virginia	VA
Michigan	MI	Washington	WA
Minnesota	MN	West Virginia	WV
Mississippi	MS	Wisconsin	WI
Missouri	MO	Wyoming	WY

ITEM 6.	Unregistered Securities Issued or Sold Within One Year

None

As to any unregistered securities issued by the issuer or any of its predecessors or affiliated issuers within one year before the filing of this Form 1-A, state:

(a)	Name of such issuer.
Apex Farms Corp.

(b)	(1) Title of securities issued
Common Stock

(2) Total amount of such securities issued
23,844,612

(3) Amount of such securities sold by or for the account of any person who at the time was a director, officer, promoter or principal securityholder of the issuer of such securities, or was an underwriter of any securities of such issuer

0

(c)	(1) Aggregate consideration for which the securities were issued and basis for computing the amount thereof.
$1,000 and Services and other non-cash consideration.

(2) Aggregate consideration for which the securities listed in (b)(3) of this item (if any) were issued and the basis for computing the amount thereof (if different from the basis described in (c)(1)).

(a)	Name of such issuer.
Apex Farms Corp.

(b)	(1) Title of securities issued
Series Seed Preferred Stock

(2) Total amount of such securities issued
3,011,469

(3) Amount of such securities sold by or for the account of any person who at the time was a director, officer, promoter or principal securityholder of the issuer of such securities, or was an underwriter of any securities of such issuer

0

(c)	(1) Aggregate consideration for which the securities were issued and basis for computing the amount thereof.
$206,669.44

(2) Aggregate consideration for which the securities listed in (b)(3) of this item (if any) were issued and the basis for computing the amount thereof (if different from the basis described in (c)(1)).

(d)

Indicate the section of the Securities Act or Commission rule or regulation relied upon for exemption from the registration requirements of such Act and state briefly the facts relied upon for such exemption:

4(a)(2) for Common Stock and 4(a)(6), Regulation CF, for Series Seed Preferred Stock

Post-Qualification Offering Circular Amendment No. 3

File No. 024-10856

This Post-Qualification Offering Circular Amendment No. 3 amends the Offering Circular of Apex Farms Corp. qualified on September 12, 2018 to add, update and/or replace information contained in the Offering Circular.

Preliminary Offering Circular, Dated June 28, 2019

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED.  THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.  WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

APEX FARMS CORP.

1105 Monterey Place

Wilmington, DE 19809

(302) 307-3668; www.apexfarming.com

Best Efforts Offering of up to 5,000,000 Shares of Common Stock

This is the initial public offering of securities of Apex Farms Corp., a Nevada corporation (“we,” “us,” “our” or “our company”).  We are offering up to 5,000,000 shares of common stock at an offering price of $0.20 per share for aggregate maximum gross proceeds of $1,000,000. There is no minimum number of shares that must be sold in order to close this offering. See the sections entitled “Plan of Distribution” beginning on page 16 and “Securities Being Offered” beginning on page 35.

This is our initial public offering, and no public market currently exists for our stock. The offering price may not reflect the market price of our stock after this offering. Our common stock is not listed for trading on any exchange or automated quotation system. We intend to engage a market maker to apply for quotation on one of the tiers of the OTC Markets (the “OTC Market”). There can be no assurance that such an application for quotation will be approved.

We commenced this offering on September 12, 2018 upon qualification of this offering by the Securities and Exchange Commission (the “SEC”). As of the date of this offering circular, we have sold 956,844 shares for gross proceeds of $191,368.80.

This offering will terminate at the earlier of: (1) the date on which the maximum offering amount has been sold, (2) the date which is one year after this post-effective amendment No. 3 to the offering circular has been qualified by the SEC or (3) the date on which this offering is earlier terminated by us in our sole discretion.

This offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings and there is no minimum offering amount. We have engaged Prime Trust, LLC as an escrow agent to hold funds tendered by investors. We may hold a series of closings at which we receive the funds from the escrow agent and issue the shares to investors. See the sections entitled “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

	Price to Public(1)	Underwriting Discount and Commissions(2)	Proceeds to Issuer(3)	Proceeds to Other Persons
Per share	$0.20	$0.00	$0.20	$0.00
Total Maximum	$1,000,000	$0.00	$1,000,000	$0.00

(1)We do not intend to use commissioned sales agents or underwriters.

(2)The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, selling and other costs incurred in this offering. We have entered into an agreement with StartEngine Crowdfunding, Inc., which has agreed to host our offering on their online platform, StartEngine.com, in consideration for a $50.00 cash fee per investor and five year warrants to purchase our common stock. See the section entitled “Plan of Distribution.”

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) and, as such, may elect to comply with certain reduced reporting requirements for this offering circular and future filings after this offering.

Investing in this offering involves a high degree of risk, and you should not invest unless you can afford to lose your entire investment. See the section entitled “Risk Factors” beginning on page 5 for a discussion of certain risks that you should consider in connection with an investment in our securities.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

TABLE OF CONTENTS

SUMMARY1

RISK FACTORS5

DILUTION14

PLAN OF DISTRIBUTION16

USE OF PROCEEDS19

DESCRIPTION OF BUSINESS20

DESCRIPTION OF PROPERTY24

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS25

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES31

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS32

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS33

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS34

SECURITIES BEING OFFERED35

LEGAL MATTERS37

EXPERTS37

INTERESTS OF NAMED EXPERTS AND COUNSEL37

WHERE YOU CAN FIND MORE INFORMATION37

FINANCIAL STATEMENTS1

APEX FARMS CORP.3

BALANCE SHEETS3

STATEMENTS OF OPERATIONS4

STATEMENTS OF CASH FLOWS6

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this offering circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

SUMMARY

This summary highlights information contained elsewhere in this offering circular. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire offering circular carefully, including the “Risk Factors” section, our historical financial statements and the notes thereto, each included elsewhere in this offering circular.

OUR COMPANY

Overview

We are a vertical farming technology company with what we believe to be a unique vertical farming system that uses patented technology to allow farmers to grow up to 10 times more produce in a given area than they would be able to grow without our system based upon our testing. The vertical hydroponic system, meaning plants are grown without soil by exposing roots to mineral nutrient solutions in a water solvent, aims to reduce expenses associated with energy, water, space, and labor. Our system has been tested by our founder and CEO for over 3 years and such testing has shown that our system can reduce water usage both indoors and outdoors by over 85% compared to farming without our system. Furthermore, unlike most of our competitor’s systems, our system is effective both indoors and outdoors.  Our system is also fully scalable and allows farmers to maximize their space with the ability to grow everything but trees. We plan to sell our proprietary vertical growing systems to farmers and produce growers who wish to establish a higher produce sales yields. We plan to assemble all of our systems on and off site and utilize bulk sourced materials from outsourced manufacturers.

We plan to either sell or license our systems to our future customers. Purchasers of our systems will receive installation service and we will offer support services. We will employ and engage as contractors experienced construction workers to make sure the system is constructed properly. Once the system is constructed, we will perform a final test on the system to make sure everything is in working order, and that the customer is satisfied with the quality of the system.  Alternatively, our clients will be able to license our system and receive technical support and maintenance services from us. Licensing rights are available for one and two-year terms, with options for renewal. Additionally, we plan to provide a senior level consultant to assist farmers in the operation and maintenance of the system. It is our goal to help the customer from start to finish, including everything from assessing the proper contract, finding the right construction crews, and troubleshooting any issues that might come up.

We also plan to acquire or lease our own land and build our own vertical farms and sell produce.  In addition, we plan to offer landowners joint venture opportunities where we can establish and maintain farms on the land of others and provide them with profit sharing opportunities.

We also plan to provide farmers networking services to help them identify local restaurants, wholesale distribution, and even floral shops to distribute their produce.

Our Industry

According to Global Market Insights, Inc., the global vertical farming market is expected to grow at a compound annual growth rate of 27%, from $2 billion in 2017 to over $13 billion by 2024. Growth in vertical farming is being driven by low labor costs, the proximity of vertical farms to consumer bases, accessibility to fresh produce, and the lack of pesticide usage.

The three main segments of vertical farming are hydroponics (the process of growing plants in sand, gravel, or liquid, with added nutrients but without soil), aeroponics (the process of growing plants in an air or mist environment without the use of soil), and aquaponics (waste produced by farmed fish or other aquatic animals supplies nutrients for plants grown hydroponically, which in turn purifies the water). While hydroponics technology is expected to continue to dominate the market over the next few years, aeroponics and aquaponics are expected to show rapid growth due to the lower water usage of the former and the rising adoption of the latter by small-scale systems due to cost benefits.

Vertical farming has grown at a rapid pace in Asia-Pacific due to declining food self-sufficiency and arable lands in Singapore, China, and Japan. The Asia-Pacific vertical farming market is expected to reach $4 billion by 2024. Much of this growth will be due to Asian governments’ support of indoor agriculture ranging from national policy initiatives to subsidies.

As of November 2017, over $700 million had been invested in the agriculture (“ag”) technology space, and funding was on track to beat the previous two years combined. The largest increase was in venture capital interest in the space, which nearly doubled in 2017 from 2016.

Our Product

The Apex Vertical Farming System is comprised of one reservoir, one water pump, and multiple rows of cylindrical pipes used to flow nutrient-rich water for growing plants. The rows are stacked to reduce overall land, water, and energy usage but are fully accessible for harvesting from the ground – no need for conveyor belts, scaffolding, or complex machinery. Effective for both indoor and outdoor use, the system can be scaled to accommodate different sized plants and root systems.

Currently we have a commercial product liability insurance policy that allows us to grow produce and sell products commercially anywhere in the United States. We retain the right to sell, license, or enter into joint ventures with our proprietary technology.

Our Supply Chain and Customer Base

Raw materials essential to our businesses are purchased worldwide in the ordinary course of business from numerous suppliers. These raw materials consist mainly of wood and polymerizing vinyl chloride tubing. We also acquire seeds to grow crops in instances where we own and operate a company farm or operate and maintain a farm for a third party.  In general, these materials are available from multiple sources.

Our potential customers are farmers, grocery stores, wholesale distribution networks, and residential customers interested in converting their extra yard space into a growing area.

Our Competition

Our primary competitors are AeroFarms, Freight Farms, BrightFarms, and Edenworks. The following is a description of each competitor.

AeroFarms®: Founded in 2004, AeroFarms is an indoor agriculture group that uses aeroponics, LED lights, and growth algorithms. Its patented aeroponics growing system is a closed-loop system that does not use natural light or soil. The company claims the system uses 95% less water than field farming and 40% less than hydroponics. AeroFarms closed a $40 million Series D round in October 2017 with participation from IKEA Group, David Chang of the Momofuku Group, and retired U.S. Army General David Petraeus, bringing its total funding to over $130 million. The company just completed its ninth indoor farm in New Jersey and plans add to its 120-strong team of plant biologists, pathologists, microbiologists, mechanical engineers, system engineers, data scientists, and more.

Freight Farms: Launched in 2010, Freight Farms provides physical and digital solutions for creating local produce ecosystems. The company’s flagship product, The Leafy Green Machine™, is a complete hydroponic growing system capable of producing a variety of lettuces, herbs, and hearty greens. Assembled inside an upcycled shipping container, the prebuilt system includes all necessary components for commercial food production and enables anyone to grow fresh produce year round. Leafy Green Machines can be monitored in real time from any location, and users can purchase supplies directly from their mobile devices. Freight Farms completed a $7.3 million Series B round in June 2017 with participation from Spark Capital. As of December 2017, the company has sold over 160 Leafy Green Machines.

BrightFarms: BrightFarms designs, finances, builds, and operates hydroponic greenhouses at, or near, grocery retailers ─ cutting time, distance, and cost from the produce supply chain. Founded in 2011, the company claims its system uses 80% less water, 90% less land, and 95% less shipping fuel than long-distance field-grown produce. The company currently has three farms located in Illinois, Virginia, and Pennsylvania and is in the process of opening a new location in Ohio. In September 2016, BrightFarms announced it had raised $30 million in Series C funding with participation from Catalyst Ventures.

Edenworks: Founded in 2013, Edenworks is creating a scalable local food supply. It operates aquaponic ecosystems that it claims use 95% less water than conventional farms, no pesticides, and no genetically modified organisms. The Brooklyn-based company services the local Whole Foods with two varietals of microgreens. As of June 2017, Edenworks had raised $2.5 million in funding with plans to move to a larger facility and roll out additional product lines.

Currently there are several vertical, hydroponics companies in the market. However, we believe our system is logistically affordable while still delivering a competitive harvest and offering what we believe is a significant reduction of water and energy usage compared to conventional farming methods.

Our Competitive Advantages

We believe that the following characteristics of our system provide us with a competitive advantage:

•our system allows users to grow both root-based plants and vine plants, while most competing systems do not allow for growth of root-based plants;

•our system is scalable for both indoor and outdoor use;

•our system is low-cost compared to competing systems; and

•our system can be used for both commercial and residential use.

Our Growth Strategies

We intend to establish a farm using our system in Wilmington, Delaware on a residential property on or before the end of 2019. In addition, on December 31, 2017, we entered a Lease with Option to Purchase with Robert J. Wyatt, pursuant to which Mr. Wyatt leased to us certain real property located in the County of Pueblo, Colorado, consisting of approximately 40 acres and we intend to establish a farm on this property. We expect to hire sales representatives who we can train to help us sell our vertical farming systems.  We also plan to focus on developing marketing and sales strategies and sourcing the capital necessary to execute our business plan.

Going Concern

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had limited revenues.

As of September 30, 2018, we had $13,947 in cash on hand and our monthly burn rate (i.e., the rate at which we are losing money) from the period from inception to September 30, 2018 was approximately $900 (excluding certain non-recurring expenses).  As of May 31, 2019, we had -$2,418 in cash on hand. Our founder and CEO, Mr. Alexander M. Woods-Leo, has verbally agreed to contribute additional capital to us in the amount of up to $50,000 if needed to fund our operations.

Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact. Our future is dependent upon our ability to obtain financing and upon future profitable operations. These factors raise substantial doubt that we will be able to continue as a going concern.

Corporate Information

Our principal executive offices are located at 1105 Monterey Place, Wilmington, DE 19809 and our telephone number is (302) 307-3668. We maintain a website at www.apexfarming.com.  Information available on our website is not incorporated by reference in and is not deemed a part of this offering circular.

THE OFFERING

Securities being offered:	Up to 5,000,000 shares of common stock, par value $0.0001, for a maximum offering amount of $1,000,000.

Offering price per share:	$0.20 per share.

Prior closings:	As of the date of this offering circular, we have held multiple closings and have sold 956,844 shares of common stock.

Minimum subscription:	The minimum subscription amount is $500.

Shares outstanding after the offering:	Assuming this offering is fully funded, there will be 28,844,612 shares of common stock issued and outstanding.

Best efforts offering:

We are offering shares on a “best efforts” basis through our Chief Executive Officer, Mr. Woods-Leo, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

Restrictions on investment amount:

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Escrow account:

We have established an escrow account with Prime Trust, LLC, who is acting as the escrow agent, into which subscriptions will be held pending closing. We may hold a series of closings at which we receive the funds from the escrow agent and issue the shares to investors. In the event that closing of this offering does not occur, or an investor’s subscription is rejected, any funds received from such investor will be promptly returned without interest or deduction.

Termination of the offering:

This offering will terminate at the earlier of: (1) the date on which the maximum offering amount has been sold, (2) the date which is one year after this post-effective amendment No. 3 to the offering circular has been qualified by the SEC or (3) the date on which this offering is earlier terminated by us in our sole discretion.

Use of proceeds:

We estimate that, at a per share price of $0.20, the net proceeds from the sale of the 5,000,000 shares in this offering will be approximately $800,137, after deducting the estimated offering expenses of approximately $199,863.

We intend to use the net proceeds of this offering for engineering and prototyping, marketing, production and inventory, administrative and corporate expenses, professional fees and compensation, and working capital reserves. See the section entitled “Use of Proceeds” for details.

Market for our Common Stock:

Our common stock is not listed for trading on any exchange or automated quotation system. We intend to engage a market maker to apply for quotation on the OTC Market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), nor can there be any assurance that such an application for quotation will be approved.

Risk factors:

Investing in our securities involves risks. See the section entitled “Risk Factors” in this offering circular and other information included in this offering circular for a discussion of factors you should carefully consider before deciding to invest in our securities.

RISK FACTORS

Investing in our shares involves a significant degree of risk. In evaluating our company and an investment in the shares, careful consideration should be given to the following risk factors, in addition to the other information included in this offering circular. Each of these risk factors could materially adversely affect our business, operating results or financial condition, as well as adversely affect the value of an investment in our shares. The following is a summary of the most significant factors that make this offering speculative or substantially risky. We are still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to our Business, Operating Results and Industry

We are an early development stage company in the testing phase with limited operating history.

We were formed under the laws of Nevada on September 19, 2017. We have limited operations and operating revenue.  We have recently completed the testing stage of product development and plan to begin to sell and otherwise commercialize our vertical farming systems.  Our future operations are subject to all of the risks inherent in the establishment of a new business enterprise. These risks are described in detail below. The likelihood of the success of our company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development of an entity in the vertical farming industry and the competitive environment in which we operate. There can be no assurances that future revenues will be significant, that any sales will be profitable or that we will have sufficient funds available to complete our marketing and development programs or to market any new products which we may develop. We currently have operating losses, have no substantive source of operating revenue, are unable to self-finance operations, have limited resources, and there can be no assurances that we will be able to develop such revenue sources or that our operations will become profitable, even if we are able to commercialize our products and build brand awareness.

We have a history of losses and our future profitability is uncertain.

We have recently completed the testing phase of product development and plan to begin to sell and otherwise commercialize our vertical farming systems. Although we believe our product is ready for commercialization, we have only built and sold one vertical farming system to date, which sale occurred in June 2018.  We have incurred losses since we began our company and we will continue to have losses in the future as we incur additional expenses to execute our business plan, fuel our potential growth and conduct further research and development. We expect to make significant expenditures to commercialize our vertical farming system, further develop our business and make technology enhancements to our vertical farming system.  We will have to begin to generate and sustain and increase revenues to achieve or maintain profitability.  We may not generate sufficient revenues to achieve or maintain profitability in the future. We may incur significant losses in the future for a number of reasons, including those discussed in other risk factors and factors that we cannot foresee.

We will need additional financing to execute our business plan which we may not be able to secure on acceptable terms, or at all.

We will require additional financing in the near and long term to fully execute our business plan. Our success depends on our ability to raise such additional financing on reasonable terms and on a timely basis. Conditions in the economy and the financial markets may make it more difficult for us to obtain necessary additional capital or financing on acceptable terms, or at all. If we cannot secure sufficient additional financing, we may be forced to forego strategic opportunities or delay, scale back or eliminate further development of our goals and objectives, operations and investments or employ internal cost savings measures.

If we are not able to sell our vertical farming systems to other users or acquire land to build our vertical farm and create production capacity, then our business will not be able to grow.

We may not be able to raise sufficient capital to acquire land to build our vertical farm, develop our vertical farm or expand production capacity.  If we are not able to sell our vertical farming systems to other users or complete the construction of our own vertical farm and create production capacity, we may not be able to generate sales, and as a result, we may never become profitable and our business prospects will suffer.

In order for us to compete and grow, we must attract, recruit, retain and develop the necessary personnel who have the needed experience.

Recruiting and retaining highly qualified personnel is critical to our success. These demands may require us to hire additional personnel and will require our existing management personnel to develop additional expertise. We face intense competition for personnel. The failure to attract and retain personnel or to develop such expertise could delay or halt the sales and licensing of our product. If we experience difficulties in hiring and retaining personnel in key positions, we could suffer from delays in our development, loss of customers and sales and diversion of management resources, which could adversely affect operating results. Our future consultants and advisors may be employed by third parties and may have commitments under consulting or advisory contracts with third parties that may limit their availability to us.

Our management team has limited experience in the vertical farming industry and has not managed a business with similar risks and challenges specific to our business.

Members of our management team and key employees that we hire may make decisions detrimental to our business and/or be unable to successfully manage our operations. The ineffective management of our business will have a negative effect on our results of operations.

Quality management plays an essential role in determining and meeting customer requirements, preventing defects, improving our products and services and maintaining the integrity of the data that supports the safety and efficacy of our products.

Our future success depends on our ability to maintain and continuously improve our quality management program. An inability to address a quality or safety issue in an effective and timely manner may also cause negative publicity, a loss of customer confidence in us or our current or future products, which may result in the loss of sales and difficulty in successfully launching new products. In addition, a successful claim brought against us in excess of available insurance or not covered by indemnification agreements, or any claim that results in significant adverse publicity against us, could have an adverse effect on our business and our reputation.

Our success depends on the services of our Chief Executive Officer, the loss of whom could disrupt our business.

We depend to a large extent on the services of our founder and CEO, Mr. Alexander M. Woods-Leo.  Given his knowledge and experience, he is important to our future prospects and development as we rely on his expertise in developing our business strategies and maintaining our operations.  Because we are a start-up dependent on the vision of our founder, it will be critical to our prospects and successful development that this person remain with us to help establish, develop and grow our business.  The loss of the service of Mr. Woods-Leo and the failure to find timely replacements with comparable experience and expertise could disrupt and adversely affect our business.

We face significant competition for our vertical farming systems in the vertical farming industry.

The vertical farming industry is highly competitive and we compete with a number of other companies that provide vertical farming systems to the vertical farming industry. Our ability to compete successfully in the case of our vertical farming systems and to manage our planned growth will depend primarily upon the following factors:

•maintaining continuity in our management and key personnel;

•ability to react to competitive product and pricing pressures;

•the strength of our brand;

•increasing the productivity of our future sales employees;

•effectively marketing and selling our vertical farming systems;

•acquiring new customers for our vertical farming systems;

•ability to respond to service repair requests if necessary;

•developing and improving our operational, financial and management controls;

•developing and improving our information reporting systems and procedures; and

•the design and functionality of our vertical farming systems.

Many of our competitors have greater financial, technical, product development, marketing and other resources than we do. These organizations may be better known than we are and may have more customers or users than we do. We cannot provide assurance that we will be able to compete successfully against these organizations, which may lead to lower customer satisfaction, decreased demand for our solutions, loss of market share or reduction of operating profits.

The forecasts of market growth included in this offering circular may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, we cannot assure you our business will grow at similar rates, if at all.

Growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The forecasts contained in this offering circular may prove to be inaccurate. Even if these markets experience the forecasted growth described in this offering circular, we may not grow our business at similar rates, or at all. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties. Accordingly, the forecasts of market growth included in this offering circular should not be taken as indicative of our future growth.

Reductions in future sales of our vertical farming systems will have an adverse effect on our profitability and ability to generate cash to fund our business plan.

The following factors, among others, could affect future market acceptance and profitability of our vertical farming systems:

•the introduction of competitive or alternative vertical farming systems;

•changes in consumer preferences among vertical farming products;

•changes in awareness of the environmental impact of vertical farming;

•changes in consumer perception about the products of vertical farming;

•the level and effectiveness of our sales and marketing efforts;

•any unfavorable publicity regarding our vertical farming systems or similar systems;

•any unfavorable publicity regarding our brand;

•litigation or threats of litigation with respect to our vertical farming systems;

•the price of our vertical farming systems relative to other competing vertical farming systems;

•price increases resulting from rising commodity costs;

•regulatory developments affecting the manufacturing or marketing of our vertical farming systems;

•any changes in government policies and practices related to our vertical farming systems; and

•new science or research that disputes the utility of vertical farming products.

Adverse developments with respect to the manufacturing or sale of vertical farming systems would significantly reduce our net sales and profitability and have a material adverse effect on our ability to maintain profitability and achieve our business plan.

We will rely on other companies to provide materials for our future vertical farming systems.

We will depend on suppliers and subcontractors to meet our contractual obligations to our future customers and conduct our operations. Our ability to meet our obligations to our customers may be adversely affected if suppliers or subcontractors do not provide the agreed-upon supplies or perform the agreed-upon services in compliance with customer requirements and in a timely and cost-effective manner. To build our vertical farming systems we will require polyvinyl chloride, wood, pond materials depending on whether the pond must be built above or underground, and other supplies. Likewise, the quality of our future vertical farming systems may be adversely impacted if companies from whom we acquire such items do not provide materials which meet required specifications and perform to our and our customers’ expectations. Our distributors and suppliers may be less likely than us to be able to quickly recover from natural disasters and other events beyond their control and may be subject to additional risks such as financial problems that limit their ability to conduct their operations. The risk of these adverse effects may be greater in circumstances where we may rely on only one or two distributors or suppliers for a particular material.

We plan to source certain materials from a number of third-party suppliers and, in some cases, single-source suppliers.

Although we believe that alternative suppliers will be available, the loss of any of our future material suppliers could adversely affect our results of operations and financial condition. Our inability to preserve the expected economics of these agreements could expose us to significant cost increases in future years.

Substantial disruption to a future distributors’ or suppliers’ manufacturing facilities could occur.

A disruption in production at a future distributors’ or suppliers’ manufacturing facilities could have an adverse effect on our business. The disruption could occur for many reasons, including fire, natural disasters, weather, water scarcity, manufacturing problems, disease, strikes, transportation or supply interruption, government regulation, cybersecurity attacks or terrorism. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant amount of time to start production, each of which could negatively affect our business and results of operations.

Increased costs could adversely affect our company.

An increase in the cost of raw materials could affect our profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials and other materials used by us.  We may also be adversely affected by shortages of raw materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs.  We may not be able to increase our prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

Any disruption in our information systems could disrupt our future operations and could adversely impact our business and results of operations.

We plan to depend on various information systems to support our customers’ requirements and to successfully manage our business, including managing orders, supplies, accounting controls and payroll. Any inability to successfully manage the procurement, development, implementation or execution of our information systems and back-up systems, including matters related to system security, reliability, performance and access, as well as any inability of these systems to fulfill their intended purpose within our business, could have an adverse effect on our business and results of operations. Such disruptions may not be covered by our business interruption insurance, insurance that we plan to but have not yet obtained.

Manufacturing or design defects, unanticipated use of our products, or inadequate disclosure of risks relating to the use of the products can lead to injury or other adverse events.

These events could lead to recalls or safety alerts relating to our products (either voluntary or required by governmental authorities) and could result, in certain cases, in the removal of a product from the market. Any recall could result in significant costs as well as negative publicity that could reduce demand for our products. Personal injuries relating to the use of our products can also result in product liability claims being brought against us. In some circumstances, such adverse events could also cause delays in new product approvals. Similarly, negligence in performing our services can lead to injury or other adverse events.

Customers often finance purchases of our products and if they cannot obtain loans on satisfactory terms or at all, our future sales revenue may decline.

Declines in the lending environment including fewer lenders, tighter underwriting and loan approval criteria, greater down payment requirements and, in some cases, higher interest rates have impaired customers’ ability to finance and purchase our products. If credit conditions worsen, and adversely affect the ability of customers to finance potential purchases at acceptable terms and interest rates, it could result in a decrease in future sales of our products or delay any improvement in our sales.

We may fail to appropriately assess the suitability of our vertical farming system in a particular space.

We plan to build our scalable and fully customizable vertical farming system to fit our customer’s specifications.  Although we plan to assess the particular space to ensure proper space access and load resistance, there is no guarantee that we will be able to ensure that our customer has complied with local and federal regulations, zoning laws or certification requirements necessary to build their vertical farm. Furthermore, although we plan to build our vertical farming system to comply with applicable local and federal regulations including but not limited to building safety, electrical safety and security guidelines, there is no guarantee that we will be able to do so.  As a result, our brand image may be harmed and our business and results of operations may suffer.

If we fail to increase brand awareness, it may have an adverse effect on our results of operations.

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited.  Developing and maintaining awareness of our brand name, among other factors, is critical.  Further, the importance of brand recognition will increase as competition in our market increases.  Successfully promoting and positioning our brand, products and services will depend largely on the effectiveness of our marketing efforts. Therefore, we may need to increase our financial commitment to creating and maintaining brand awareness.  If we fail to successfully promote our brand name or if we incur significant expenses promoting and maintaining our brand name, it would have a material adverse effect on our results of operations.

Our future advertising and marketing efforts may be costly and may not achieve desired results.

We plan to incur substantial expense in connection with our advertising and marketing efforts. Although we plan to target our advertising and marketing efforts on current and potential customers who we believe are likely to be in the market for the products we plan to sell, we cannot assure you that our advertising and marketing efforts will achieve our desired results. In addition, we will periodically adjust our advertising expenditures in an effort to optimize the return on such expenditures. Any decrease in the level of our advertising expenditures, which may be made to optimize such return could adversely affect our sales.

Assertions by third parties of infringement, misappropriation or other violation by us of their intellectual property rights could result in significant costs and substantially harm our business and operating results.

In recent years, there has been significant litigation involving intellectual property rights in many technology-based industries. Any infringement, misappropriation or related claims, whether or not meritorious, is time-consuming, diverts technical and management personnel and is costly to resolve. As a result of any such dispute, we may have to develop non-infringing technology, pay damages, enter into royalty or licensing agreements, cease providing our product or take other actions to resolve the claims. These actions, if required, may be costly or unavailable on terms acceptable to us. Any of these events could result in increases in operating expenses, limit our product offerings or result in a loss of business.

We may not be able to protect our intellectual property rights which may harm our business and results of operations.

We regard our trademarks, service marks, copyrights, patents, trade secrets, proprietary technologies, domain names and similar intellectual property as important to our success. We rely on trademark, copyright and patent law, trade secret protection and confidentiality agreements with our future employees, consultants, vendors, customers and others to protect our proprietary rights.  Our technology is currently covered by two patents and we have sought and are working to possibly obtain patent protection for other aspects of our technologies. Many of the trademarks that we use contain words or terms having a somewhat common usage and, as a result, we may have difficulty registering them in certain jurisdictions. We have not yet obtained registrations for our most important marks.  If other companies have registered or have been using in commerce similar trademarks for products similar to ours, we may have difficulty in registering, or enforcing an exclusive right to use, our marks.

There can be no assurance that our efforts to protect our proprietary rights will be sufficient or effective, that any pending or future patent and trademark applications will lead to issued patents and registered trademarks in all instances, that others will not develop or patent similar or superior technologies, products, or that our patents, trademarks and other intellectual property will not be challenged, invalidated, misappropriated or infringed by others. Additionally, the intellectual property laws and enforcement practices of other countries in which our product is or may in the future be offered may not protect our products and intellectual property rights to the same extent as the laws of the United States. If we are unable to protect our intellectual property from unauthorized use, our brand image may be harmed and our business and results of operations may suffer.

We plan to obtain insurance that may not provide adequate levels of coverage against claims.

We have obtained commercial product liability insurance that covers us for up to $2 million in overall damages and $1 million per occurrence.  This policy also covers us for general liability for up to $10,000 for damages to equipment and property.   However, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. Such losses could have a material adverse effect on our business and results of operations.

Although dependent on certain key personnel, we do not have any key man life insurance policies on any such people.

We are dependent on Alexander M. Woods-Leo in order to conduct our operations and execute its business plan, however, we have not purchased any insurance policies with respect to him in the event of his death or disability. Therefore, if Alexander M. Woods-Leo dies or becomes disabled, we will not receive any compensation to assist with his absence. The loss of Alexander M. Woods-Leo could negatively affect our company and its operations.

Because we plan to develop our vertical farms in two specific geographical areas, we will be susceptible to economic and other trends and developments, including adverse weather conditions in these areas.

Our financial performance will be significantly dependent on our initial vertical farms, which we expect will be located in Colorado and Delaware. As a result, adverse economic conditions in these areas could have a material adverse effect on our overall results of operations. In addition, local strikes, terrorist attacks, increases in energy prices, inclement weather or natural or man-made disasters could have a negative effect on our business. Temporary or prolonged closures may occur and guest traffic may decline due to the actual or perceived effects of future weather-related events. Furthermore, our initial vertical farms will be located on opposite sides of our country.  The distance between the two farms will make it more costly and difficult for our management team to supervise and operate the farms.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property and goods and services taxes, in the U.S.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates are reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income-based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which the determination is made.

We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time when it becomes necessary to perform the system and process evaluation, testing and remediation required to comply with the management certification and auditor attestation requirements.

Risks Related to this Offering and Ownership of our Securities

Due to the lack of a current public market for our common stock, investors may have difficulty in selling stock they purchase.

Prior to this offering, no public trading market existed for our securities. There can be no assurance that a public trading market for our common stock will develop or that a public trading market, if developed, will be sustained.  We intend to engage a market maker to apply for quotation on the OTC Market. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which regulates the market makers on the OTC Market; nor can there be any assurance that such an application for quotation will be approved. Thus, it is anticipated that there will be little or no market for the shares sold in this offering until we are eligible to have our common stock quoted on the OTC Market and as a result, an investor may find it difficult to dispose of any shares purchased hereunder. Because there is none and may be no public market for our stock, we may not be able to secure future equity financing which would have a material adverse effect on our company

Furthermore, when and if our common stock is eligible for quotation on the OTC Market, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange. Moreover, an investor may find it difficult to dispose of any shares purchased hereunder.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having our securities available for trading on the OTC Market, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the “Penny Stock Rule.” This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

Upon the consummation of this offering, there will be 10,125,571 shares of our common stock held by non-affiliates and 18,719,041 shares held by affiliates that Rule 144 of the Securities Act defines as restricted securities.  Up to 5,000,000 newly issued shares are being qualified in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell in any 90-day period more than the greater of (i) one percent of the total issued and outstanding shares and (ii) the average weekly trading volume of such shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

This offering is being conducted on a self-underwritten “best efforts” basis without a minimum and we may not be able to execute our growth strategy if the $1,000,000 million maximum is not sold.

If you invest in the common stock and less than all of the offered shares are sold, the risk of losing your entire investment will be increased. We are offering our common stock on a self-underwritten “best efforts” basis without a minimum, and we can give no assurance that all of the offered common stock will be sold. If less than $1,000,000 million of common stock shares offered are sold, we may be unable to fund all the intended uses described in this offering circular from the net proceeds anticipated from this offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds.  No assurance can be given to you that any funds will be invested in this offering other than your own.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for our shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our shares is fixed and will not vary based on the underlying value of our assets at any time.  Our board of directors has determined the offering price in its sole discretion without the input of an investment bank or other third party.  The fixed offering price for our shares has not been based on appraisals of any assets we own or may own, or of our company as a whole, nor do we intend to obtain such appraisals.  Therefore, the fixed offering price established for our shares may not be supported by the current value of our company or our assets at any particular time.

Since our officers and directors have substantial influence over our company, the rights of holders of the securities being offered may be materially limited, diluted, or qualified by the rights of other classes of securities and their interests may not be aligned with the interests of our stockholders.

Our officers and directors have significant control over stockholder matters, and the minority stockholders will have little or no control over our affairs. Our officers and directors will own approximately 64.90% of our outstanding common stock if all of the shares offered herein are sold. The shares offered for sale are exactly the same as the shares of common stock that are currently outstanding. Accordingly, our officers and directors will have control over stockholders matters, such as election of director, amendments to our articles of incorporation, and approval of significant corporate transactions. Furthermore, given the substantial equity interest held by our Chief Executive Officer, he will be able to elect directors who may be in favor of higher executive compensation packages for himself and other officers of our company than independent directors would be.  As a result, our minority stockholders will have little or no control over our affairs.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our articles of incorporation authorize the issuance of 100,000,000 shares of common stock.  Upon completion of this offering, we will have approximately 28,844,612 shares of common stock issued and outstanding. Accordingly, we may issue up to an additional 71,155,388 shares of common stock after this offering. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

Investors in this offering will experience immediate and substantial dilution.

The offering price of $0.20 per share is substantially higher than the net tangible book value per share of our common stock immediately following this offering. Therefore, if you purchase units in the offering, you will experience immediate and substantial dilution in net tangible book value per underlying share of common stock in relation to the price that you paid for your shares We expect the dilution as a result of the offering to be $0.17 per underlying share of common stock to new investors purchasing our shares in this offering at the offering price if the maximum amount is raised. Accordingly, if we were liquidated at our net tangible book value, you would not receive the full amount of your investment.  See the section entitled “Dilution.”

We have broad discretion in the use of the net proceeds from this offering, and our use of the offering proceeds may not yield a favorable return on your investment.

We intend to use the net proceeds of this offering for engineering and prototyping, marketing, production and inventory, administrative and corporate expenses, professional fees and compensation, and working capital reserves. However, our management has broad discretion over how these proceeds are to be used and based on unforeseen technical, commercial or regulatory issues could spend the proceeds in ways with which you may not agree.  Moreover, the proceeds may not be invested effectively or in a manner that yields a favorable or any return, and consequently, this could result in financial losses that could have a material adverse effect on our business, financial condition and results of operations.

We have never paid cash dividends on our stock and we do not intend to pay dividends for the foreseeable future.

We have paid no cash dividends on any class of our stock to date and we do not anticipate paying cash dividends in the near term. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our stock. Accordingly, investors must be prepared to rely on sales of their shares after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our shares. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our Board deems relevant.

Certain provisions of our articles of incorporation may make it more difficult for a third party to effect a change-of-control.

Our articles of incorporation authorize our board of directors to issue up to 50,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of existing shares, and therefore could reduce the value of such shares. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of our board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it costlier to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

Upon the completion of this offering, we expect to elect to become a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an “emerging growth company” under the reporting rules set forth under the Exchange Act. If we elect not to do so, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

Upon the completion of this offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

•not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our stockholders could receive less information than they might expect to receive from more mature public companies.

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate Dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares. Dilution may also be caused by pricing securities at a value higher than book value or expenses incurred in the offering.

Purchasers of our shares in this offering will experience an immediate dilution of net tangible book value per share from the public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares and the net tangible book value per share immediately after this offering.

After giving effect to the sale of our shares in this offering at an assumed public offering price of $0.20 per share, and after deducting the estimated offering expenses payable by us, our adjusted net tangible book value at March 31, 2019 would have been $(29,725), or $0.00 per share, assuming the sale of the maximum number of shares offered for sale in this offering. Assuming the sale of the maximum number of shares offered for sale in this offering, this represents an immediate increase in net tangible book value per share of $0.03 to the existing stockholders and dilution in net tangible book value per share of $0.17 to new investors who purchase shares in the offering.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing shares.

Offering price per share	$0.20
Net tangible book value per share at March 31, 2019	$0.00
Adjusted net tangible book value per share after this offering	$0.03
Increase in net tangible book value per share to the existing stockholders	$0.03
Dilution in net tangible book value per share to new investors	$0.17

The following table sets forth, assuming the sale of the maximum number of shares offered for sale in this offering (after deducting our estimated offering expenses), the total number of shares previously sold to existing stockholders, the total consideration paid for the foregoing and the average price paid per share. As the table shows, new investors purchasing shares may in certain circumstances pay an average price per share substantially higher than the average price per share paid by our existing stockholders.

	Shares Purchased		Total Consideration			Average Price Per Share
	Number	%	Amount	%
Common Stock	23,844,612	82.67%	$1,000	0.09%		$-
New investors	5,000,000	17.33%	$1,000,000	82.80%		$0.20
Total	28,844,612		$1,207,669		$

*Our founder was issued 10,000,000 shares at par value ($0.0001) for $1,000.  Additional shares of common stock were issued in exchange for certain services.

Future Dilution

Another important way of looking at dilution is the dilution that happens due to future actions by our company. The investor’s stake in our company could be diluted due to our issuing additional shares. In other words, when we issue more shares, the percentage of our company that you own will go down, even though the value of our company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as a public offering, another crowdfunding round, a venture capital round or an angel investment), employees exercising stock options, or by conversion of certain instruments (such as convertible bonds, preferred shares or warrants) into stock.

If we decide to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if we offer dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most occurs when a company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

•In June 2017, an investor invests $20,000 for shares that represent 2% of a company valued at $1 million.

•In December 2017, the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. The investor now owns only 1.3% of the company but the investor’s stake is worth $200,000.

•In June 2018, the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). The investor now owns only 0.89% of the company and the investor’s stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round,” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that we have issued (and may issue in the future) and the terms of those notes.

If you are making an investment expecting to own a certain percentage of our company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by us. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

PLAN OF DISTRIBUTION

We are offering a maximum of 5,000,000 shares of common stock on a no minimum, “best efforts” basis at a price of $0.20 per share for maximum gross proceeds of up to $1,000,000. There is no minimum number of shares that must be sold in order to close this offering. As of the date of this offering circular, we have sold 956,844 shares for gross proceeds of $191,368.80.

We will sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. This offering circular permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer.

The shares are being offered through Alexander M. Woods-Leo, our Chief Executive Officer, President, Secretary, Treasurer and director. Mr. Woods-Leo will be relying on the safe harbor in Rule 3a4-1 of the Exchange Act to sell the shares. No sales commission will be paid for shares sold by Mr. Woods-Leo. Mr. Woods-Leo is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Woods-Leo primarily performs substantial duties on behalf of our company otherwise than in connection with transactions in securities. Mr. Woods-Leo has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Exchange Act.

In the following states we cannot offer or sell our shares of common stock unless we register as an issuer dealer: Alabama, Arizona, Florida, Nebraska, Nevada, New Jersey, New York, North Dakota, Texas and Washington.  If we wish to offer and sell our shares of common stock in these states, we will hire an SEC registered broker-dealer to serve as our placement agent.  We may, however, decide to comply with a particular state’s issuer dealer registration requirements, in New York, for example, if we deem it appropriate.

Posting Agreement

We entered into that certain Posting Agreement, dated April 18, 2019, with StartEngine Crowdfunding, Inc. (“StartEngine”), a portal website that hosts public securities offerings. In consideration for hosting the public offering covered by this offering circular, including posting our offering circular, subscription documents and related materials on StartEngine.com, we will pay StartEngine a cash payment of $50 per investor whose subscription is accepted and will issue to StartEngine a five-year warrant to purchase the number our common stock exercisable at $0.20 (the offering price of the shares in this offering) per share on a cash or cashless basis, equal to the number of investors in this offering for which StartEngine will receive a fee multiplied by 50, with that number then divided by 30% of the offering price ($0.20). The warrant has standard adjustment provisions for stock splits, stock dividends, recapitalizations and similar transactions and anti-dilution protection. The warrant also has subsequent offering rights and piggy back registration rights.

Our offering circular will be furnished to prospective investors in this offering via download 24 hours a day, 7 days a week on the startengine.com website.

Process of Subscribing

Interested investors will be required to complete a subscription agreement in order to invest. The subscription agreement is available either through our company or on startengine.com. The subscription agreement must be delivered to us or through startengine.com and the investor may transfer funds for the subscribed amount in accordance with the instructions stated in the subscription agreement. We have agreed to pay FundAmerica LLC, a technology service provider, and Prime Trust, LLC, an escrow company, and an affiliate of FundAmerica LLC, (i) a one-time escrow fee of $500, (ii) a monthly escrow fee of $35; (iii) an accounting and transaction fee of $15 per transaction; (iv) a license fee of $300 per month; (v) fees for bad actor checks equal to $85 per US person, $150 per international individual and $250 for international entities; (vi) fees for anti-money laundering checks equal to $5 per US individuals and entities, $10 for EU and UK individuals, $75 for EU and UK entities and $120 for other international individuals and entities; (vii) $1 for each eSign subscription agreement; and (viii) any applicable fees for fund transfers (ACH $1, check $10, wire $15 for US and $35 for international).

Escrow Account. The funds tendered by potential investors will be held in a separate bank account maintained by Prime Trust, LLC, as escrow agent. Upon each closing, the proceeds collected for such closing will be disbursed to us and the shares for each closing will be issued to investors.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow agent, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). As a result, a non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

How to Calculate Net Worth. For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares in this offering.

In order to purchase the shares in this offering and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Offering Period and Expiration Date

This offering commenced on September 12, 2018 upon qualified by the SEC and will terminate at the earlier of: (1) the date on which the maximum offering amount has been sold, (2) the date which is one year after this post-effective amendment No. 3 to the offering circular has been qualified by the SEC or (3) the date on which this offering is earlier terminated by us in our sole discretion.

Pricing of the Offering

Prior to the offering, there has been no public market for our securities. The initial public offering price was determined by our board of directors in its sole discretion without the input of an investment bank or other third party.  The principal factors considered in determining the initial public offering price include:

•the information set forth in this offering circular;

•our history and prospects and the history of and prospects for the industry in which we compete;

•our past and present financial performance;

•our prospects for future earnings and the present state of our development;

•the general condition of the securities markets at the time of this offering;

•the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

•other factors deemed relevant by us.

Investment Limitations

As set forth in Title IV of the JOBS Act, there are limits on how many shares an investor may purchase if the offering does not result in a listing on a national securities exchange. The following would apply unless we are able to obtain a listing on a national securities exchange.

Generally, in the case of trading on the over-the-counter markets, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in the offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares of our common stock in the offering;

(iii) You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares in this offering, with total assets in excess of $5,000,000;

(v) You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii) You are a trust with total assets in excess of $5,000,000, your purchase of shares of our common stock in the offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares in this offering; or

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC Market, investors should consider any secondary market for our securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Market. We intend to seek coverage and publication of information regarding our company in an accepted publication, which permits a “manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states, which require shares to be qualified before they can be resold by our shareholders.

USE OF PROCEEDS

We estimate that, at a per share price of $0.20, the net proceeds from the sale of the 5,000,000 shares in this offering will be approximately $800,137, after deducting the estimated offering expenses of approximately $199,863.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by us. For further discussion, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Plan of Operations.”

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	1,250,000	2,500,000	3,750,000	5,000,000
Gross Proceeds	$250,000	$500,000	$750,000	$1,000,000
Total Before Expenses	250,000	500,000	750,000	1,000,000

Offering Expenses
StartEngine Fees	30,863	55,863	80,863	105,863
Escrow Agent and Related Fees	4,000	4,000	4,000	4,000
Legal & Accounting	75,500	75,500	75,500	75,500
Publishing/EDGAR	5,000	5,000	5,000	5,000
Transfer Agent	5,000	5,000	5,000	5,000
Blue Sky Compliance	4,500	4,500	4,500	4,500
Total Offering Expenses	124,863	149,863	174,863	199,863

Amount of Offering Proceeds Available for Use	125,137	350,137	575,137	800,137

Expenditures
Engineering and Prototyping	10,000	40,000	80,000	80,000
Marketing	30,000	50,000	75,000	100,000
Production and Inventory	20,000	20,000	80,000	100,000
Administrative and Corporate Expenses	40,000	75,000	175,000	250,000
Professional Fees and Compensation	25,000	100,000	150,000	150,000
Working Capital Reserves	137	65,137	15,137	120,137
Total Expenditures	125,137	350,137	575,137	800,137

Net Remaining Proceeds	$0	$0	$0	$0

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan. Please see the section entitled “Risk Factors” on page 5.

We reserve the right to change the above use of proceeds if management believes it is in the best interests of our company.

DESCRIPTION OF BUSINESS

Our Company

We are a vertical farming technology company with what we believe to be a unique vertical farming system that uses patented technology to allow farmers to grow up to 10 times more produce in a given area than they would be able to grow without our system based upon our testing. The vertical hydroponic system, meaning plants are grown without soil by exposing roots to mineral nutrient solutions in a water solvent, aims to reduce expenses associated with energy, water, space, and labor. Our system has been tested by our founder and CEO for over 3 years and such testing has shown that our system can reduce water usage both indoors and outdoors by over 85% compared to farming without our system. Furthermore, unlike most of our competitor’s systems, our system is effective both indoors and outdoors.  Our system is also fully scalable and allows farmers to maximize their space with the ability to grow everything but trees. We plan to sell our proprietary vertical growing systems to farmers and produce growers who wish to establish a higher produce sales yields. We plan to assemble all of our systems on and off site and utilize bulk sourced materials from outsourced manufacturers.

We plan to either sell or license our systems to our future customers. Purchasers of our systems will receive installation service and we will offer support services. We will employ and engage as contractors experienced construction workers to make sure the system is constructed properly. Once the system is constructed, we will perform a final test on the system to make sure everything is in working order, and that the customer is satisfied with the quality of the system.  Alternatively, our clients will be able to license our system and receive technical support and maintenance services from us. Licensing rights are available for one and two-year terms, with options for renewal. Additionally, we plan to provide a senior level consultant to assist farmers in the operation and maintenance of the system. It is our goal to help the customer from start to finish, including everything from assessing the proper contract, finding the right construction crews, and troubleshooting any issues that might come up.

We also plan to acquire or lease our own land and build our own vertical farms and sell produce.  In addition, we plan to offer landowners joint venture opportunities where we can establish and maintain farms on the land of others and provide them with profit sharing opportunities.

We also plan to provide farmers networking services to help them identify local restaurants, wholesale distribution, and even floral shops to distribute their produce.

Our Industry

According to Global Market Insights, Inc., the global vertical farming market is expected to grow at a compound annual growth rate of 27%, from $2 billion in 2017 to over $13 billion by 2024. Growth in vertical farming is being driven by low labor costs, the proximity of vertical farms to consumer bases, accessibility to fresh produce, and the lack of pesticide usage.

U.S. Vertical Farming Market Size, By Technology, 2013 - 2024 (USD Million)

518.2
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
Aeroponics
Hydroponics
Aquaponics

Source: Global Market Insights, Inc.

The three main segments of vertical farming are hydroponics (the process of growing plants in sand, gravel, or liquid, with added nutrients but without soil), aeroponics (the process of growing plants in an air or mist environment without the use of soil), and aquaponics (waste produced by farmed fish or other aquatic animals supplies nutrients for plants grown hydroponically, which in turn purifies the water). While hydroponics technology is expected to continue to dominate the market over the next few years, aeroponics and aquaponics are expected to show rapid growth due to the lower water usage of the former and the rising adoption of the latter by small-scale systems due to cost benefits.

Vertical farming has grown at a rapid pace in Asia-Pacific due to declining food self-sufficiency and arable lands in Singapore, China, and Japan. The Asia-Pacific vertical farming market is expected to reach $4 billion by 2024. Much of this growth will be due to Asian governments’ support of indoor agriculture ranging from national policy initiatives to subsidies.

As of November 2017, over $700 million had been invested in the agriculture (“ag”) technology space, and funding was on track to beat the previous two years combined. The largest increase was in venture capital interest in the space, which nearly doubled in 2017 from 2016.

Ag tech annual financing history

2013 - 2017 YTD (11/2/17)

175
(Full-Year Run Rate)
$877
(Full-Year Run Rate)
147
108
82
72
41
$57
$185
$234
$344
$735
2013
2014
2015
2016
2017 YTD
Disclosed Funding ($M)
Deals

Source: CB Insights

Our Product

The Apex Vertical Farming System is comprised of one reservoir, one water pump, and multiple rows of cylindrical pipes used to flow nutrient-rich water for growing plants. The rows are stacked to reduce overall land, water, and energy usage but are fully accessible for harvesting from the ground – no need for conveyor belts, scaffolding, or complex machinery. Effective for both indoor and outdoor use, the system can be scaled to accommodate different sized plants and root systems.

Currently we have a commercial product liability insurance policy that allows us to grow produce and sell products commercially anywhere in the United States. We retain the right to sell, license, or enter into joint ventures with our proprietary technology.

Our Supply Chain and Customer Base

Raw materials essential to our businesses are purchased worldwide in the ordinary course of business from numerous suppliers. These raw materials consist mainly of wood and polymerizing vinyl chloride tubing. We also acquire seeds to grow crops in instances where we own and operate a company farm or operate and maintain a farm for a third party.  In general, these materials are available from multiple sources.

Our potential customers are farmers, grocery stores, wholesale distribution networks, and residential customers interested in converting their extra yard space into a growing area.

Our Competition

Our primary competitors are AeroFarms, Freight Farms, BrightFarms, and Edenworks. The following is a description of each competitor.

AeroFarms®: Founded in 2004, AeroFarms is an indoor agriculture group that uses aeroponics, LED lights, and growth algorithms. Its patented aeroponics growing system is a closed-loop system that does not use natural light or soil. The company claims the system uses 95% less water than field farming and 40% less than hydroponics. AeroFarms closed a $40 million Series D round in October 2017 with participation from IKEA Group, David Chang of the Momofuku Group, and retired U.S. Army General David Petraeus, bringing its total funding to over $130 million. The company just completed its ninth indoor farm in New Jersey and plans add to its 120-strong team of plant biologists, pathologists, microbiologists, mechanical engineers, system engineers, data scientists, and more.

Freight Farms: Launched in 2010, Freight Farms provides physical and digital solutions for creating local produce ecosystems. The company’s flagship product, The Leafy Green Machine™, is a complete hydroponic growing system capable of producing a variety of lettuces, herbs, and hearty greens. Assembled inside an upcycled shipping container, the prebuilt system includes all necessary components for commercial food production and enables anyone to grow fresh produce year round. Leafy Green Machines can be monitored in real time from any location, and users can purchase supplies directly from their mobile devices. Freight Farms completed a $7.3 million Series B round in June 2017 with participation from Spark Capital. As of December 2017, the company has sold over 160 Leafy Green Machines.

BrightFarms: BrightFarms designs, finances, builds, and operates hydroponic greenhouses at, or near, grocery retailers ─ cutting time, distance, and cost from the produce supply chain. Founded in 2011, the company claims its system uses 80% less water, 90% less land, and 95% less shipping fuel than long-distance field-grown produce. The company currently has three farms located in Illinois, Virginia, and Pennsylvania and is in the process of opening a new location in Ohio. In September 2016, BrightFarms announced it had raised $30 million in Series C funding with participation from Catalyst Ventures.

Edenworks: Founded in 2013, Edenworks is creating a scalable local food supply. It operates aquaponic ecosystems that it claims use 95% less water than conventional farms, no pesticides, and no genetically modified organisms. The Brooklyn-based company services the local Whole Foods with two varietals of microgreens. As of June 2017, Edenworks had raised $2.5 million in funding with plans to move to a larger facility and roll out additional product lines.

Currently there are several vertical, hydroponics companies in the market. However, we believe our system is logistically affordable while still delivering a competitive harvest and offering what we believe is a significant reduction of water and energy usage compared to conventional farming methods.

Our Competitive Advantages

We believe that the following characteristics of our system provide us with a competitive advantage:

•our system allows users to grow both root-based plants and vine plants, while most competing systems do not allow for growth of root-based plants;

•our system is scalable for both indoor and outdoor use;

•our system is low-cost compared to competing systems; and

•our system can be used for both commercial and residential use.

Our Growth Strategies

We intend to establish a farm using our system in Wilmington, Delaware on a residential property on or before the end of 2019. In addition, on December 31, 2017, we entered a Lease with Option to Purchase with Robert J. Wyatt, pursuant to which Mr. Wyatt leased to us certain real property located in the County of Pueblo, Colorado, consisting of approximately 40 acres and we intend to establish a farm on this property. We expect to hire sales representatives who we can train to help us sell our vertical farming systems.  We also plan to focus on developing marketing and sales strategies and sourcing the capital necessary to execute our business plan.

Marketing

We expect to hire sales representatives who we can train to help us sell our vertical farming systems.  We also plan to attend relevant farming conferences and trade shows where we hope to meet potential strategic partners, vendors and customers. We will also market our products through our website and social media sites.  Another marketing initiative for our products will be to advertise in farming and food related print and digital magazines.  As we gain experience through these different marketing initiatives, we will make adjustments to spend more on those that we believe are most effective.  Once we have demonstrated viable marketing options, we will seek to expand our business both nationally and internationally.

Our Intellectual Property

We currently have two patents and one patent application filed with the United States Patent and Trademark Office.

Docket Number	Title	Application No.	Patent No.	Status
LEOT-002	Growing System	14/846,298	9,795,097	Issued Patent
LEOT-003	Growing System	15/788,225	10,004,188	Issued Patent
LEOT-004	Growing System	15/991,624	N/A	Pending

We also own the URL www.apexfarming.com.

We do not currently have any trademarks, but we expect to seek trademark protection of our name, Apex Farming, and our slogan, the “pinnacle of farming,” in the future.

Employees and Contractors

We currently have two (2) employees. One full-time employee, our CEO, is located in Delaware and the other part-time employee, our Vice President of Prefabrication, is located in Pennsylvania.  In addition, we use consultants for marketing, legal, accounting and administrative support.

Government Regulation

Several governmental agencies regulate various aspects of our business and our products in the United States, including the Food and Drug Administration, the Federal Trade Commission, the Consumer Product Safety Commission, the Department of Agriculture, the Environmental Protection Agency, state attorney general offices and various agencies of the states and localities in which our products are sold. We believe we are in compliance with all material government regulations which apply to our products and operations. However, we are not able to predict the nature of any future laws, regulations, interpretations or applications, nor can we predict what effect future changes would have on our business.

Our potential international customers are subject to similar governmental agency regulations in their various geographic regions. Compliance by our future international customers with such local regulations is beyond our control and we cannot predict their ability to maintain such compliance. However, we strive to assist our customers in meeting local regulations pertaining to the use and sale of our products whenever possible.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

DESCRIPTION OF PROPERTY

Our principal offices are located at 501 Silverside Road, PMB# 352, Wilmington, DE 19809. Our offices are part of a coworking space and we pay an annual rental rate of approximately $1,140 to utilize this space.

In addition, we entered into a sublease with our CEO for the lease of 1,000 square feet of grow space.  Under the sublease agreement, which was entered into on May 1, 2018, we can use the outdoor space to grow produce for an initial term of three (3) years with the option to extend the term for up to an additional two (2) years. In consideration for this lease, Mr. Woods-Leo received 950,000 shares of our common stock.  We intend to establish a vertical farm on this land in late 2019 or early 2020.

On December 31, 2017, we entered a Lease with Option to Purchase with Robert J. Wyatt, pursuant to which Mr. Wyatt leased to us certain real property located in the County of Pueblo, Colorado consisting of approximately 40 acres.  The term of this lease is for three (3) years commencing on January 1, 2018 and the annual rent is $1.  We are also required to pay all taxes and utilities for the property. The lease also contains an option to purchase the property upon payment of $10,000 to be held by Mr. Wyatt as option money for the property, which shall be applied to the purchase price at the option closing.  If the option is exercised on or before December 31, 2018, the purchase price shall be $35,000; if the option is exercised after December 31, 2018, and before December 31, 2019, the purchase price shall be $38,000; and if the option is exercised after December 31, 2019, the purchase price shall be $40,000. We intend to establish a vertical farm on this land after relevant surveying, permitting and utility access is completed.   We believe that our farm will be operational sometime in late 2019 or early 2020.

We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

We do not currently lease or own any other real property.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this offering circular.  This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties.  Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this offering circular.

Overview

We are a vertical farming technology company with what we believe to be a unique vertical farming system that uses patented technology to allow farmers to grow up to 10 times more produce in a given area than they would be able to grow without our system based upon our testing. The vertical hydroponic system, meaning plants are grown without soil by exposing roots to mineral nutrient solutions in a water solvent, aims to reduce expenses associated with energy, water, space, and labor. Our system has been tested by our founder and CEO for over 3 years and such testing has shown that our system can reduce water usage both indoors and outdoors by over 85% compared to farming without our system. Furthermore, unlike most of our competitor’s systems, our system is effective both indoors and outdoors.  Our system is also fully scalable and allows farmers to maximize their space with the ability to grow everything but trees. We plan to sell our proprietary vertical growing systems to farmers and produce growers who wish to establish a higher produce sales yields. We plan to assemble all of our systems on and off site and utilize bulk sourced materials from outsourced manufacturers.

We plan to either sell or license our systems to our future customers. Purchasers of our systems will receive installation service and we will offer support services. We will employ and engage as contractors experienced construction workers to make sure the system is constructed properly. Once the system is constructed, we will perform a final test on the system to make sure everything is in working order, and that the customer is satisfied with the quality of the system.  Alternatively, our clients will be able to license our system and receive technical support and maintenance services from us. Licensing rights are available for one and two-year terms, with options for renewal. Additionally, we plan to provide a senior level consultant to assist farmers in the operation and maintenance of the system. It is our goal to help the customer from start to finish, including everything from assessing the proper contract, finding the right construction crews, and troubleshooting any issues that might come up.

We also plan to acquire or lease our own land and build our own vertical farms and sell produce.  In addition, we plan to offer landowners joint venture opportunities where we can establish and maintain farms on the land of others and provide them with profit sharing opportunities.

We also plan to provide farmers networking services to help them identify local restaurants, wholesale distribution, and even floral shops to distribute their produce.

Since our inception on September 19, 2017, we have devoted substantially all of our efforts to business planning, research and development, product development, general and marketing activities, and raising capital. Accordingly, we are considered to be in the development stage, since we are devoting substantially all of our efforts to research and development, product development, establishing systems and procedures for our business and planned principal operations. We have limited revenues from operations to date and therefore lack meaningful capital reserves, except for the proceeds from our recent offerings described below.

Recent Developments

On April 1, 2019, we entered into a purchase order agreement with Keystone, LLC for 100 units of A5 Vertical Farming systems for $50,000.

Emerging Growth Company

Upon the completion of this offering, we may elect to become a public reporting company under the Exchange Act. We will qualify as an “emerging growth company” under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Going Concern

Our current financial condition and the uncertainty surrounding our ability to consummate this offering raises substantial doubt regarding our ability to continue as a going concern. Our financial statements are prepared using U.S. generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, as shown in the accompanying financial statements, we have sustained substantial losses from operations since inception and do not have a predictable revenue stream. In addition, we have used, rather than provided, cash in our operations. The lack of a proven profitable business strategy that would generate a predictable revenue stream raise substantial doubt for our company to continue as a going concern, which is also included in our independent auditor’s report. It is management’s plan in this regard to obtain additional working capital through equity financings. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue in existence.

As of September 30, 2018, we had $13,947 in cash on hand and our monthly burn rate (i.e., the rate at which we are losing money) from the period from inception to September 30, 2018 was approximately $900 (excluding certain non-recurring expenses).  As of May 31, 2019, we had -$2,418 in cash on hand. Our founder and CEO, Mr. Alexander M. Woods-Leo, has verbally agreed to contribute additional capital to us in the amount of up to $50,000 if needed to fund our operations.

Results of Operations

Six Months Ended March 31, 2019 and 2018

For the six months ended March 31, 2019, we generated no revenue and our cost of sales was $250.  Our general and administrative expenses totaled $540,892, which consisted primarily of compensation for employees and consultants (including stock-based compensation), professional fees other expenses incurred in connection with general operations.  As a result of the foregoing, our net loss for the six months ended March 31, 2019 was $541,142.

For the six months ended March 31, 2018, we generated no revenue and our cost of sales was $154.  Our general and administrative expenses totaled $112,667, which consisted primarily of compensation for employees and consultants (including stock-based compensation), professional fees other expenses incurred in connection with general operations.  As a result of the foregoing, our net loss for the six months ended March 31, 2018 was $112,821.

As noted above, our total general and administrative expenses increased by $428,225, or 380%, year-over-year. This increase was due to increases in stock-based compensation, contract labor, professional fees and travel and meeting expenses.

Fiscal Years Ended September 30, 2018 and 2017

Our company was formed on September 19, 2017.

For the year ended September 30, 2018, we generated revenue in the amount of $7,500 and our cost of sales was $77,027, which resulted in a gross loss of $69,527.  Our general and administrative expenses totaled $464,103, which consisted primarily of compensation for employees and consultants (including stock-based compensation) and professional fees.  As a result of the foregoing, our net loss for the year ended September 30, 3018 was $533,630.

For the period from inception to September 30, 2017, we generated no revenues and incurred expenses of $4,352. Our net loss for period from inception to September 30, 2017 was $4,352.

Liquidity and Capital Resources

As of March 31, 2019, we had cash and cash equivalents in the amount of $8,810 and total liabilities of $46,474. The following table sets forth a summary of our cash flows for the periods presented:

	Six Months Ended March 31,		Fiscal Years Ended September 30,
	2019	2018	2018	2017
Net cash provided by (used in) operating activities	$(156,300)	$3,073	$(174,756)	$-
Net cash used in investing activities	(5,206)	-	(3,500)	-
Net cash provided by financing activities	156,369	1,000	192,203	-
Net increase (decrease) in cash and cash equivalents	(5,137)	4,073	13,947	-
Cash and cash equivalents at beginning of period	13,947	-	-	-
Cash and cash equivalent at end of period	$8,810	4,073	$13,947	-

Our net cash used in operating activities for the six months ended March 31, 2019 was $156,300, which consisted of our net loss of $541,142 and decreases in accounts payable and accrued expenses of $16,269 and advance from related party of $6,150, offset by stock based compensation in the amount of $360,818, prepaid construction expense in the amount of $41,000, depreciation expense of $593, and deferred revenue of $4,850.  Our net cash provided by operating activities for six months ended March 31, 2018 was $3,073, which consisted of our net loss of $112,821 and decreases in accounts payable and accrued expenses in the amount of $3,738, offset by advance from related party of $8,642 and stock based compensation of $110,990.

Our net cash used in operating activities for the year ended September 30, 2018 was $174,756, which consisted of our net loss of $533,630 and prepaid expenses in the amount of $41,000, offset by stock based compensation in the amount of $327,490, advances from related party in the amount of $5,786, contributed capital of $12,269, depreciation expense of $175, deferred revenue of $4,000 and accounts payable and accrued expenses in the amount of $50,154.  Our net cash used in operating activities for the period from inception to September 30, 2017 was $0, which consisted of our net loss of $4,352, offset by stock based compensation in the amount of $250, advances from related party in the amount of $364 and accounts payable and accrued expenses in the amount of $3,738.

Our net cash used in investing activities for six months ended March 31, 2019 was $5,206, which consisted of purchases of fixed assets. We had no investing activities for the six months ended March 31, 2018.

Our net cash used in investing activities for the year ended September 30, 2018 was $3,500, which consisted of cash paid for purchase of fixed assets. We had no investing activities for the period from inception to September 30, 2017.

Our net cash provided by financing activities for the six months ended March 31, 2019 was $156,369, which consisted of cash received for the sale of stock. Our net cash provided by financing activities for the six months ended March 31, 2018 was $1,000, which consisted of cash received for subscription payable.

Our net cash provided by financing activities for the year ended September 30, 2018 was $192,203, which consisted of cash received for the sale of stock in the amount of $191,203 and cash received from subscription payable in the amount of $1,000. We had no financing activities for the period from inception to September 30, 2017.

On April 24, 2018, we completed an equity crowdfunding offering under Section 4(a)(6) of the Securities Act and Regulation Crowdfunding promulgated thereunder. We raised a total of $206,669 through the sale of 2,952,421 shares of Series Seed Preferred Stock. As a result of this offering, we received net proceeds of approximately $191,203. All of the shares of Series Seed Preferred Stock automatically converted into shares of common stock on a 1-to-1 basis upon the initial closing of the Regulation A offering described below.

On September 12, 2018, we launched this offering. As of March 31, 2019, we have raised approximately $156,329 in gross proceeds through the sale of 781,844 shares of common stock. As a result, we have received net proceeds of approximately $116,689. Upon completion of the first closing of this offering on October 1, 2018, all shares of our Series Seed Preferred Stock were automatically converted into 3,011,469 shares of common stock.

Historically, we have been funded through the proceeds of these offerings and capital contributions made by our CEO. There is substantial doubt if we can continue as an on-going business for the next twelve months unless we are successful in generating sufficient revenues from our operations or we obtain additional capital. Due to our early stage of development, we do not anticipate that we will generate sufficient revenues from our operations for the next twelve months. Accordingly, we must raise cash from sources other than operations or our business may fail. It is management’s plan in this regard to obtain additional working capital through equity financings. However, we have not identified any potential source of alternative financing. There can be no guarantees that any such financing would become available to us. If we cannot raise additional capital, we would be required to cease business operations. As a result, investors would lose all of their investment.

Capital Expenditures and Other Obligations

We incurred capital expenditures of $5,206 in the six months ended March 31, 2019 and $3,500 and $0 in the years ended September 30, 2018 and 2017, respectively. We estimate that our total capital expenditures in the year ended September 30, 2019 will reach approximately $200,000. Such funds will be used to build our own vertical farms in Wilmington, Delaware and in the County of Pueblo, Colorado.

Plan of Operations

Our primary goal for our first year of operation will be to hire new employees and build out land that we own. Our plan follows below. We are highly dependent upon the success of this offering in implementing the following plan.

Phase One (Mos. 1-3)

Estimated cost: $160,000-$300,000

Immediately, we plan to begin developing marketing and sales strategies. We expect to hire sales representatives who we can train to help us sell our vertical farming systems. We will begin building our farms in Delaware and Colorado and anticipate the cost of doing so will be between $160,000 and $300,000.

Phase Two (Mos. 4-6)

Estimated cost: $300,000

Following successful phase one, we will start growing produce indoors and begin establishing a new facility to prefab our systems in. We will also ramp up our marketing efforts at this stage.

Phase Three (Mos. 7-9)

Estimated cost: $150,000

Following successful phases one and two, we will begin to roll out our retail sales strategy and increase our marketing efforts.

Phase Four (Mos. 10-12)

Estimated cost: $100,000

We hope to be selling our vertical farming systems in this quarter and will concentrate our efforts on promoting our product and expanding its distribution accordingly.

Off-Balance Sheet Arrangements

As of March 31, 2019, we did not have any off-balance sheet arrangements.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Revenue and Cost Recognition. We apply revenue recognition provisions pursuant to ASC No. 606, Revenue Recognition, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. The guidance outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies.

We determine revenue recognition through the following steps:

•identification of the contract, or contracts, with a customer;

•identification of the performance obligations in the contract;

•determination of the transaction price;

•allocation of the transaction price to the performance obligations in the contract; and

•recognition of revenue when, or as, we satisfy a performance obligation.

Cash and Cash Equivalents. We consider all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments. Our balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization. ASC 820, “Fair Value Measurements and Disclosures”, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

-Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

-Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

-Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2019. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Stock-Based Compensation. ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). We account for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers” (Accounting Standards Codification 606 (“ASC 606”)).” ASU No. 2014-09 provides guidance for revenue recognition. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In doing so, companies will need to use more judgment and make more estimates than under current guidance.  These may include identifying performance obligations in the contract and estimating the amount of variable consideration to include in the transaction price attributable to each separate performance obligation. Subsequent to the initial standards, the FASB has also issued several ASUs to clarify specific revenue recognition topics. This guidance is effective for our company for its fiscal year beginning on October 1, 2018. We have adopted this standard using the modified retrospective approach to initially apply the update and recognize the remaining contract value at the date of application. We do not expect the adoption of ASU 2014-09 to have any impact on our total cash flows from operating, investing or financing activities.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”. Under this guidance, an entity is required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. This guidance offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. This guidance is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. We are currently evaluating the impact of the adoption of this standard will have on our financial statements.

In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”. The standard is intended to simplify several areas of accounting for share-based compensation arrangements, including the income tax impact, classification on the statement of cash flows and forfeitures. ASU 2016-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016, and early adoption is permitted. We elected to early adopt the new guidance in the second quarter of fiscal year 2016 which requires us to reflect any adjustments as of January 1, 2016, the beginning of the annual period that includes the interim period of adoption. The primary impact of adoption was the recognition of additional stock compensation expense and paid-in capital for all periods in fiscal year 2016. Additional amendments to the recognition of excess tax benefits, accounting for income taxes and minimum statutory withholding tax requirements had no impact to retained earnings as of January 1, 2016, where the cumulative effect of these changes is required to be recorded. We have elected to account for forfeitures as they occur to determine the amount of compensation cost to be recognized in each period.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets forth the name and position of each of our current executive officers, director and significant employees.

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Alexander M. Woods-Leo	Chief Executive Officer, President, Treasurer, Secretary and Director	31	From September 19, 2017	N/A
Robert White	Vice President of Prefabrication	29	From January 28, 2018	10-20

Alexander M. Woods-Leo, CEO, President, Treasurer, Secretary and Director

Alexander M. Woods-Leo has served as our Chief Executive Officer, President, Secretary, Treasurer and our sole director since our inception.  Mr. Woods-Leo served as CEO of Leo Tech Holdings, Inc., from September 2014 to September 2017. Leo Tech Holdings, Inc. is an investment holding company and incubator. Mr. Woods-Leo’s primary responsibilities were to oversee the incubation and run the marketing and consulting practices. Mr. Woods-Leo served as CEO of Leo Tek, Inc., from February 2013 to September 2014. Mr. Woods-Leo operated the company and sought merger and acquisition opportunities to enter application technology businesses. Mr. Woods-Leo holds a Life and Health license (IL, DE). Mr. Woods-Leo is deeply committed to the growth and attainment of success in our company.

Robert White, Vice President of Prefabrication

Robert White has served as our Vice President of Prefabrication since January 28, 2018. Mr. White has served as Master Carpenter in Temple University from August 2015 to Present.  Mr. White served as Head Fabricator of Virginia Stage Company from July 2014 to June 2015. He served as Chief Set Builder of Media Theatre from July 2013 to June 2014. Mr. White has over sixteen years of carpentry experience and over five years of welding experience. Mr. White has spent the past eleven years working in professional theatre companies designing structural sets. Mr. White has expertise with off-site constructional logistics and transporting prefabricated structures to location for assembly. Mr. White holds a Bachelor of Arts in Theatre Arts from Gettysburg College.

Directors are elected until their successors are duly elected and qualified.

There are no family relationships between any director, executive officer, or any significant employee.

To the best of our knowledge, none of our directors or executive officers has, during the past five years:

•been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or

•had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the annual compensation of each of the three highest paid persons who were executive officers or directors during our last completed fiscal year ended September 30, 2018.

Name	Capacities in which Compensation was received	Cash compensation ($)	Other compensation ($)(1)	Total compensation ($)
Alexander M. Woods-Leo	Chief Executive Officer and President	0	150,000	150,000
Robert White	Vice President of Prefabrication	0	994	994

(1)The amounts shown represent shares of common stock. These amounts are equal to the aggregate grant-date fair value with respect to the shares issued, computed in accordance with the ASC Topic 718.

On May 1, 2018, we entered into an employment agreement with Alexander M. Woods-Leo as the Chief Executive Officer, which was amended on June 1, 2018. Under the employment agreement, as amended, Mr. Woods-Leo is entitled to an annual base salary of $125,000, which shall be increased annually by no less than 5% or such greater amount as is determined by our board of directors.  As we did not have the cash necessary to pay the base salary for at least the first year of Mr. Woods-Leo’s employment, on June 1, 2018, we paid his salary for the first year of his employment (May 1, 2018 until April 30, 2019) in advance through the issuance of 1,785,714 shares of common stock.  Until such time as our cash flow supports the payment of Mr. Woods-Leo’s base salary (as determined in good faith by our board of directors), we are not required to pay such base salary and, instead, the base salary shall accrue on our books as a debt or liability to Mr. Woods-Leo.  Alternatively, at our option, we may pay all or any portion of the base salary by the issuance of common stock having a value that is equal to the then owing amount of accrued base salary as determined by our board of directors in good faith. Mr. Woods-Leo shall be reimbursed for all reasonable and necessary expenses paid by him during the employment term, shall be entitled to three weeks of paid vacation per year, and received a signing bonus of 357,143 shares of common stock. The term of Mr. Woods-Leo’s employment is for three years commencing on May 1, 2018 and automatically renews for successive one-year periods until the employment agreement is terminated in accordance with its terms. If Mr. Woods-Leo is terminated without cause, he is entitled to severance pay for a period equal to the greater of twelve months or the remainder of the term of the agreement.

On January 28, 2018, we entered into an offer letter with Mr. White for his services as Vice President of Prefabrication. As compensation for the services to be provided by Mr. White, we agreed to issue to Mr. White 21,000 shares of common stock. We issued 600 shares on January 28, 2018 and agreed to issue Mr. White 1,700 shares for each month that Mr. White remains in our employ. Mr. White’s employment under the offer letter was at will and could be terminated at any time.

On February 11, 2019, we entered into an employment contract with Mr. Robert White for his services as Vice President of Prefabrication. Under the employment contract, Mr. White is entitled to an annual base salary of $60,000, payable monthly. All salary shall be paid in common stock until such time as we have the cash necessary to pay in cash. The term of Mr. White’s employment is for 1 year commencing on February 11, 2019. The employment contract may be terminated by either party upon 30 days’ written notice, provided that if Mr. White is in violation of the contract, then we may terminate the contract immediately.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our voting stock as of June 27, 2019 (i) by each of our officers and directors who beneficially own more than 10% of our common stock; (ii) by all of our officers and directors as a group; and (iii) by each person who is known by us to beneficially own more than 10% of our common stock.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as set forth below, each of the beneficial owners listed below has direct ownership of and sole voting power and investment power with respect to the shares. Unless otherwise specified, the address of each of the persons set forth below is in care of our company at 501 Silverside Road, PMB #352, Wilmington, DE 19809.

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable(1)	Percent of class(2)
Common Stock	Alexander M. Woods-Leo (3)	18,598,041	0	74.99%
Common Stock	All directors and officers as a group	18,719,041	0	75.48%

*Less than 1%.

(1)Includes any securities acquirable within 60 days in accordance with SEC Rule 13d-3(d)(1).

(2)Based on 24,801,456 shares of our common stock outstanding as of June 27, 2019.

(3)Includes 2,500,000 shares of common stock held by LeoTech Holdings, Inc. Mr. Woods-Leo is the Chief Executive Officer of LeoTech Holdings, Inc. and has voting and investment power over securities held by it. Mr. Woods-Leo disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The following includes a summary of transactions since the beginning of our 2016 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers”).  We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

On September 19, 2017, we entered into a technology assignment agreement with LeoTech Holdings, Inc., pursuant to which LeoTech Holdings, Inc. assigned certain patent applications owned by it, as well as the business plan relating to the exploitation of such patents, to us in exchange for 2,500,000 shares of our common stock. Alexander M. Woods-Leo, our CEO and sole director, is also the CEO of LeoTech Holdings, Inc.

On May 1, 2018, we entered into a sublease agreement with Mr. Woods-Leo, whereby Mr. Woods-Leo agreed to sublease to us 1,000 square feet of the premises located at 1105 Monterey Place, Wilmington, DE 19809 for an initial term of three (3) years that may be extended for up to two (2) additional years. In exchange, we issued 950,000 shares of common stock to Mr. Woods-Leo and agreed to issue an additional 380,000 if the agreement is extended for the additional two (2) years.

Mr. Woods-Leo has also covered various expenses and expects to continue to do so until the completion of this offering.  Mr. Woods-Leo has agreed that these amounts, which will be paid prior to the completion of this offering, will be treated as a capital contribution by him, and will not be repaid to him by us from the proceeds of this offering.

SECURITIES BEING OFFERED

This offering relates to the sale of up to 5,000,000 shares of common stock of our company.

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share, and 50,000,000 shares of preferred stock, par value $0.0001. As of the date of this offering circular, there are 24,801,456 shares of our common stock issued and outstanding, including 956,844 shares that have already been sold in this offering.

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the offering statement of which this offering circular is a part.

Common Stock

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Under our articles of incorporation and bylaws, any corporate action to be taken by vote of stockholders other than for election of directors shall be authorized by the affirmative vote of the majority of votes cast. Directors are elected by a plurality of votes.  Stockholders do not have cumulative voting rights.

Dividend Rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock.

Preferred Stock

We are authorized to issue up to 50,000,000 shares of preferred stock. Our articles of incorporation authorize our board of directors to issue these shares in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Warrants

We issued a five-year warrant to our outside corporate and securities counsel in exchange for such counsel’s agreement to defer legal fees for up to four months.  The warrant provides the holder with the right to purchase 388,143 shares of common stock at an exercise price of $0.07. The warrant may be exercised on a cashless basis.

Transfer Agent and Registrar

We have engaged Colonial Stock Transfer Company, Inc. as its transfer agent and registrar.  Colonial’s address is 66 Exchange Place, Suite 100, Salt Lake City, Utah. 84111 and its telephone number is 801-355-5740.  Colonial maintains a website at www.colonialstock.com.

Shares Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the

The 28,844,612 shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•1% of the number of shares then outstanding, which will equal 288,446 shares of common stock immediately after this offering; and

•the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Sherman & Howard LLC.

EXPERTS

Our financial statements for the years ended September 30, 2018 and 2017 included in this offering circular have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, as stated in its report appearing herein.  Such financial statements have been so included in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

We issued to our legal counsel, Bevilacqua PLLC, 714,286 shares of common stock and a five-year warrant for the purchase of 388,143 shares of common stock at an exercise price of $0.07 per share. Such securities are issued in exchange for Bevilacqua PLLC’s agreement to defer legal fees for up to four months.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the common stock offered by this offering circular. This offering circular does not contain all of the information included in the offering statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the common stock to be sold in this offering, you should refer to the offering statement and its exhibits. Whenever we make reference in this offering circular to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the offering statement for copies of the actual contract, agreement or other document filed as an exhibit to the offering statement or such other document, each such statement being qualified in all respects by such reference. Upon the closing of this offering, we will be subject to the informational requirements of Tier 2 of Regulation A and will be required to file annual reports, semi-annual reports, current reports and other information with the SEC. We anticipate making these documents publicly available, free of charge, on our website as soon as reasonably practicable after filing such documents with the SEC.

You can read the offering statement and our future filings with the SEC over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

FINANCIAL STATEMENTS

Page

Unaudited Financial Statements for the Six Months Ended March 31, 2019 and 2018	F-2
Balance Sheets as of March 31, 2019 and September 30, 2018	F-3
Statements of Operations for the Six Months Ended March 31, 2019 and 2018	F-4
Statement of Stockholders Equity (Deficit) for the Six Months Ended March 31, 2019	F-5
Statements of Cash Flows for the Six Months Ended March 31, 2019 and 2018	F-6
Notes to the Unaudited Financial Statements	F-7

Audited Financial Statements for the Year Ended September 30, 2018 and Period from Inception (September 19, 2017) to September 30, 2017	F-14
Report of Independent Registered Public Accounting Firm	F-15
Balance Sheets as of September 30, 2018 and 2017	F-16
Statement of Operations for the Year Ended September 30, 2018 and Period of September 19, 2017 (Inception) to September 30, 2017	F-17
Statements of Changes in Stockholders’ Equity (Deficit) for the Year Ended September 30, 2018 and Period of September 19, 2017 (Inception) to September 30, 2017	F-18
Statement of Cash Flows for the Year Ended September 30, 2018 and Period of September 19, 2017 (Inception) to September 30, 2017	F-19
Notes to the Audited Financial Statements	F-20

APEX FARMS CORP.

UNAUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED MARCH 31, 2019 AND 2018

APEX FARMS CORP.

BALANCE SHEETS

	March 31, 2019	September 30, 2018
	(Unaudited)
ASSETS
Cash & Cash Equivalents	$8,810	$13,947
Prepaid Expenses	-	41,000
Property, plant and equipment, net	7,939	3,325
TOTAL ASSETS	$16,749	$58,272

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts Payable and accrued expenses	$37,625	$53,893
Advances from related party	-	6,150
Deferred Revenue	8,850	4,000
TOTAL LIABILITIES	$46,474	$64,043

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; 0 and 3,011,469 issued and outstanding as of March 31, 2019 and September 30, 2018, respectively	-	301
Common stock, $0.0001 par value; 100,000,000 shares authorized; 22,521,456 and 16,924,057 issued and outstanding as of March 31, 2019 and September 30, 2018, respectively	2,252	1,692
Additional paid in capital	1,047,146	530,218
Accumulated deficit	(1,079,124)	(537,982)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(29,725)	(5,771)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$16,749	$58,272

The accompanying notes are an integral part of these financial statements.

APEX FARMS CORP.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Six Months Ended March 31, 2019	Six Months Ended March 31, 2018
Revenue	$-	$-
Cost of sales	250	154
Gross loss	(250)	(154)

Expenses:
General and administrative	540,892	112,667

Operating loss	(541,142)	(112,821)

Net loss	$(541,142)	$(112,821)

Basic and diluted loss per share	$(0.03)	$(0.01)
Weighted average number of common shares outstanding – basic and diluted	21,148,162	13,022,719

The accompanying notes are an integral part of these financial statements.

APEX FARMS CORP.

STATEMENT OF STOCKHOLDERS EQUITY (DEFICIT)

FOR THE SIX MONTHS ENDED MARCH 31, 2019

(UNAUDITED)

	Preferred Shares	Par Value Preferred Shares	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total
Balances, September 30, 2018 (Audited)	3,011,469	$301	16,924,057	$1,692	$530,218	$(537,982)	$(5,771)
Stock based compensation	-	-	1,804,086	181	360,637	-	360,818
Common shares issued for preferred shares	(3,011,469)	(301)	3,011,469	301	-	-	-
Stock sold for cash	-	-	781,844	78	156,291	-	156,369
Net loss	-	-	-	-	-	(541,142)	(541,142)
Balances, March 31, 2019	-	$-	22,521,456	$2,252	$1,047,146	$(1,079,124)	$(29,725)

                                    The accompanying notes are an integral part of these financial statements

APEX FARMS CORP.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended March 31, 2019	Six Months Ended March 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(541,142)	$(112,821)
Adjustments to reconcile net loss to net cash used in operations:
Stock based compensation	360,818	110,990
Depreciation expense	593	-
Change in current assets and liabilities:
Prepaid expenses	41,000	-
Accounts payable and accrued expenses	(16,269)	(3,738)
Advances from related party	(6,150)	8,642
Deferred revenue	4,850	-
Net Cash Provided by (Used in) Operating Activities	(156,300)	3,073

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchase of fixed assets	(5,206)	-
Net Cash Used in Investing Activities	(5,206)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Stock sold for cash	156,369	-
Cash received from subscription payable	-	1,000
Net Cash Provided by Financing Activities	156,369	1,000

CHANGE IN CASH	(5,137)	4,073

CASH AT BEGINNING OF PERIOD	$13,947	$-

CASH AT END OF PERIOD	$8,810	$4,073

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common shares issued for preferred shares	$301	$-

The accompanying notes are an integral part of these financial statements.

APEX FARMS CORP.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

MARCH 31, 2019 AND 2018

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Apex Farms Corp., a Nevada corporation (the “Company”), was incorporated under the laws of the State of Nevada on September 19, 2017 with the name Apex Farms Corp. The Company intends to serve as a vehicle to make a business out of proprietary technology. As of March 19, 2019, the Company has limited operations.

The Company has elected September 30th as its fiscal year end.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Revenue and Cost Recognition

The Company applies revenue recognition provisions pursuant to ASC No. 606, “Revenue Recognition,” which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the Securities and Exchange Commission. The guidance outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies.

The Company determines revenue recognition through the following steps:

•identification of the contract, or contracts, with a customer;

•identification of the performance obligations in the contract;

•determination of the transaction price;

•allocation of the transaction price to the performance obligations in the contract; and

•recognition of revenue when, or as, we satisfy a performance obligation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at March 31, 2019.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of March 31, 2019 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, “Fair Value Measurements and Disclosures,” defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2019 and September 30, 2018. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of March 31, 2019 and September 30, 2018.

The Company’s stock based compensation for the six months ended March 31, 2019 and 2018 was $360,818 and $110,990, respectively.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (Accounting Standards Codification 606 (“ASC 606”)).” ASU No. 2014-09 provides guidance for revenue recognition. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In doing so, companies will need to use more judgment and make more estimates than under current guidance.  These may include identifying performance obligations in the contract and estimating the amount of variable consideration to include in the transaction price attributable to each separate performance obligation. Subsequent to the initial standards, the FASB has also issued several ASUs to clarify specific revenue recognition topics. This guidance is effective for the Company for its fiscal year beginning on October 1, 2018. The Company has adopted this standard using the modified retrospective approach to initially apply the update and recognize the remaining contract value at the date of application. The Company does not expect the adoption of ASU 2014-09 to have any impact on its total cash flows from operating, investing or financing activities.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”. Under this guidance, an entity is required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. This guidance offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. This guidance is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this standard will have on its financial statements.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company’s ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established enough sources of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management’s plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

NOTE 4 – PREPAID EXPENSES

On April 25, 2018, the Company paid $100,000 in cash to a third party for prepaid construction and consulting. During the year ended September 30, 2018, $59,000 was expensed for business consulting work performed.  During the six months ended March 31, 2019 the remaining $41,000 was used to pay for additional consulting services.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The Company had accounts payable and accrued expenses totaling $37,625 and $53,893 at March 31, 2019 and September 30, 2018, respectively.  These consisted primarily of professional fees and marketing expenses.

NOTE 6 – DEFERRED REVENUE

Deferred revenue totaled $8,850 and $4,000 as of March 31, 2019 and September 30, 2018, respectively. During the six months ended March 31, 2019, eight customers ordered and paid a total of $4,850 for systems which were not yet produced and delivered at March 31, 2019.  During the six months ended March 31, 2018, a customer had made a payment on a system but has not yet confirmed a date to set up the system.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, “Loss Contingencies,” to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Except as set forth below, there were no commitment or contingencies as of March 31, 2019.

On May 1, 2018, the Company entered into an employment agreement with Mr. Woods-Leo for his services as Chief Executive Officer, which was amended on June 1, 2018. Under the employment agreement, as amended, Mr. Woods-Leo is entitled to an annual base salary of $125,000, which shall be increased annually by no less than 5% or such greater amount as is determined by the Company’s board of directors.  As the Company does not have the cash necessary to pay the base salary for at least the first year of Mr. Woods-Leo’s employment, on June 1, 2018, the Company paid his salary for the first year of his employment (May 1, 2018 until April 30, 2019) in advance through the issuance of 1,785,714 shares of common stock. Until such time as the Company’s cash flow supports the payment of Mr. Woods-Leo’s base salary (as determined in good faith by our board of directors), the Company is not required to pay such base salary and, instead, the base salary shall accrue on the Company’s books as a debt or liability to Mr. Woods-Leo. Alternatively, at the Company’s option, the Company may pay all or any portion of the base salary by the issuance of common stock having a value that is equal to the then owing amount of accrued base salary as determined by the board of directors in good faith. Mr. Woods-Leo shall be reimbursed for all reasonable and necessary expenses paid by him during the employment term, shall be entitled to three weeks of paid vacation per year, and received a signing bonus of 357,143 shares of common stock. The term of Mr. Woods-Leo’s employment is for three years commencing on May 1, 2018 and automatically renews for successive one-year periods until the employment agreement is terminated in accordance with its terms. If Mr. Woods-Leo is terminated without cause, he is entitled to severance pay for a period equal to the greater of twelve months or the remainder of the term of the agreement.

On February 11, 2019, the Company entered into an employment contract with Mr. Robert White for his services as Vice President of Prefabrication. Under the employment contract, Mr. White is entitled to an annual base salary of $60,000, payable monthly. All salary shall be paid in common stock until such time as the Company has the cash necessary to pay in cash. The term of Mr. White’s employment is for 1 year commencing on February 11, 2019. The employment contract may be terminated by either party upon 30 days’ written notice, provided that if Mr. White is in violation of the contract, then the Company may terminate the contract immediately.

On January 1, 2018, the Company entered into a royalty agreement with David Allen.  Pursuant to the terms of the royalty agreement, the Company is required to pay to Mr. Allen a royalty at a rate of 1% on annual net sales after taxes.  The royalty agreement defines “net sales” as gross sales of the Company and its licensees and sublicensees excluding excise duty and sales tax.  The term of the agreement is for three years commencing on January 1, 2018 and ending on December 31, 2020.  The royalty is due and payable each year within sixty (60) days following the close of the applicable fiscal year.  If the Company does not timely pay the royalty when due, the Company is required to pay interest in the unpaid amount at a rate of 10% per annum.

NOTE 8 – STOCKHOLDER’S EQUITY

Preferred Stock

The authorized preferred stock of the Company consists of 50,000,000 shares with a par value of $0.0001. As of March 31, 2019 and September 30, 2018, the Company had 0 and 3,011,469 shares of preferred stock issued and outstanding, respectively.

On April 4, 2018, the Company filed Amended and Restated Articles of Incorporation with the Nevada Secretary of State to, among other things, designate 10,000,000 shares of its preferred stock as “Series Seed Preferred Stock” and establish the terms thereof.

On April 24, 2018, the Company completed an equity crowdfunding offering under Section 4(a)(6) of the Securities Act of 1933, as amended, and Regulation Crowdfunding promulgated thereunder. The Company raised a total of $206,669 through the sale of 2,952,421 shares of Series Seed Preferred Stock. As a result of this offering, the Company received net proceeds of approximately $191,203. In connection with this offering, the Company also issued 59,048 shares of Series Seed Preferred Stock to First Democracy VC, the platform for the offering, as partial consideration for their services.

Upon completion of the first closing of the Regulation A offering described below on October 1, 2018, all shares of Series Seed Preferred Stock were automatically converted into 3,011,469 shares of common stock.

Common Stock

The authorized common stock of the Company consists of 100,000,000 shares with a par value of $0.0001. As of March 31, 2019 and September 30, 2018, the Company had 22,521,456 and 16,924,057 shares of common stock issued and outstanding.

On May 1, 2018, the Company entered into a sublease with Mr. Woods-Leo for the lease of 1,000 square feet of grow space. Under the sublease agreement, the Company can use the outdoor space to grow produce for an initial term of three (3) years with the option to extend the term for up to an additional two (2) years. In consideration for this lease, Mr. Woods-Leo received 950,000 shares of common stock valued at $66,500 based on recent cash selling prices of shares.

On May 1, 2018, the Company entered into an employment agreement with Mr. Woods-Leo, which was amended on June 1, 2018. On June 1, 2018, the Company paid his salary for the first year of his employment (May 1, 2018 until April 30, 2019) in advance through the issuance of 1,785,714 shares of common stock valued at $125,000 based on recent cash selling prices of shares. Mr. Woods-Leo also received a signing bonus of 357,143 shares of common stock valued at $25,000 based on recent cash selling prices of shares. See also Note 7.

On January 28, 2018, the Company entered into an offer letter with Mr. White for his services as Vice President of Prefabrication. As compensation for the services to be provided by Mr. White, the Company agreed to issue to Mr. White 21,000 shares of common stock. The Company issued 600 shares on January 28, 2018 and agreed to issue Mr. White 1,700 shares for each month that Mr. White remains in the Company’s employ, valued at a total of $1,750 based on recent cash selling prices of shares. Mr. White’s employment under the offer letter was at will and could be terminated at any time.

On February 11, 2019, the Company entered into an employment contract with Mr. White. On February 25, 2019, the Company issued 25,000 shares of common stock to Mr. White as compensation for his services as Vice President of Prefabrication under the contract, valued at a total of $5,000 based on recent cash selling prices of shares. See also Note 7.

In January 2018, the Company entered into separate consulting agreements with VentureNet Capital Group. Inc., Tom Preziuso, Dave Allen and Thomas Wick, pursuant to which, as sole compensation, the Company issued (or agreed to issue in the case of Mr. Wick) to these consultants 500,000, 300,000, 500,000 and 25,000 shares of the Company’s common stock, respectively, valued at a total of $91,000 based on recent cash selling prices of shares. Mr. Wick was issued 1,000 shares on January 27, 2018 and the remaining shares were issued over the year at the rate of one-twelfth per month.

In February 2019, the Company issued 50,000 common shares to Andrew Cochran, sales associate for the Company, as an employment contract signing bonus valued at $10,000 based on recent cash selling prices of shares.

During the six months ended March 31, 2019, 781,844 shares of common stock were sold to a total of 187 investors for total proceeds of $156,369.

In February and March 2019, Mr. Woods-Leo was issued a total of 1,000,000 shares of common stock pursuant to his employment contract with the Company, valued at $200,000 based on recent cash selling prices of shares.

The Company did not have any potentially dilutive instruments as of March 31, 2019 and September 30, 2018 and, thus, anti- dilution issues are not applicable.

Warrant

On January 11, 2018, the Company issued a five-year warrant to its outside corporate and securities counsel in exchange for such counsel’s agreement to defer legal fees for up to four months. The warrant provides the holder with the right to purchase 388,143 shares of common stock at an exercise price of $0.07 valued at $17,806 on the grant date. The warrant may be exercised on a cashless basis.

This warrant does not trade in an active securities market, and as such, the Company estimates the fair value of the warrant using the Black-Scholes Option Pricing Model using the following assumptions:

Risk free interest rates	0%
Expected life	5 years
Estimated volatility	83%
Dividend yield	—%

The risk-free interest rate assumption is based upon observed interest rates on the United States government securities appropriate for the term of the warrant.

The expected term is based on the remaining term of the warrant.

The Company determined the expected volatility assumption using the historical volatility of comparable public companies’ common stock. The Company will continue to monitor peer companies and other relevant factors used to measure expected volatility, until such time that the Company’s common stock has enough market history to use historical volatility.

The dividend yield assumption is based on the Company’s history and expectation of dividend payouts. The Company has never declared or paid any cash dividends on its common stock, and the Company does not anticipate paying any cash dividends in the foreseeable future.

NOTE 9 – RELATED-PARTY TRANSACTIONS

Equity

On May 1, 2018, the Company entered into a sublease with Mr. Woods-Leo for the lease of 1,000 square feet of grow space. Under the sublease agreement, the Company can use the outdoor space to grow produce for an initial term of three (3) years with the option to extend the term for up to an additional two (2) years. In consideration for this lease, Mr. Woods-Leo received 950,000 shares of common stock valued at $66,500 based on recent cash selling prices of shares.

On May 1, 2018, the Company entered into an employment agreement with Mr. Woods-Leo, which was amended on June 1, 2018. On June 1, 2018, the Company paid his salary for the first year of his employment (May 1, 2018 until April 30, 2019) in advance through the issuance of 1,785,714 shares of common stock valued at $125,000 based on recent cash selling prices of shares. Mr. Woods-Leo also received a signing bonus of 357,143 shares of common stock valued at $25,000 based on recent cash selling prices of shares. See also Note 7.

In February and March 2019, Mr. Woods-Leo was issued a total of 1,000,000 shares of common stock pursuant to his employment contract with the Company, valued at $200,000 based on recent cash selling prices of shares.

Additional paid-in capital

During the period ended June 30, 2018, Mr. Woods-Leo paid expenses on behalf of the Company totaling $11,905.  At this time, the total debt owed to Mr. Woods-Leo, $12,269, was forgiven and that amount was recorded as additional paid-in capital.

Advances

As of September 30, 2018, Mr. Woods-Leo had paid expenses on behalf of the Company totaling $6,150. This debt was repaid in full during the six months ended March 31, 2019.

NOTE 10 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 25, 2019. Based on our evaluation, except as set forth below, no events have occurred requiring adjustment or disclosure.

On April 1, 2019, the Company entered into a purchase order agreement with Keystone, LLC for 100 units of A5 Vertical Farming systems for $50,000.

On April 1, 2019, the Company issued 25,000 shares of common stock to Mr. White for his services as Vice President of Prefabrication under his employment contract, valued at a total of $5,000 based on recent cash selling prices of shares.

On April 9, 2019, the Company issued 10,000 shares of common stock to Mr. Kyle Perri for his consulting services, valued at a total of $2,000 based on recent cash selling prices.

On May 1, 2019, the Company issued 25,000 shares of common stock to Mr. White for his services as Vice President of Prefabrication, valued at a total of $5,000 based on recent cash selling prices of shares.

On May 2, 2019, the Company issued 2,000,000 shares of common stock to Mr. Alexander M. Woods-Leo for compensation for the second year of his employment agreement, valued at $400,000 based on recent cash selling prices of shares.

On May 9, 2019, the Company issued 10,000 shares of common stock to Mr. Perri for his consulting services, valued at a total of $2,000 based on recent cash selling prices.

On June 1, 2019, the Company issued 50,000 shares of common stock to Ms. Melissa Kennedy for her services as Director of Accounting, valued at $10,000 based on recent cash selling prices.

On June 1, 2019, the Company issued 25,000 shares of common stock to Mr. White for his services as Vice President of Prefabrication under his employment contract, valued at $5,000 based on recent cash selling prices.

On June 9, 2019, the Company issued 10,000 shares of common stock to Mr. Perri for his consulting services, valued at a total of $2,000 based on recent cash selling prices.

APEX FARMS CORP.

AUDITED FINANCIAL STATEMENTS

FOR THE YEAR ENDED SEPTEMBER 30, 2018 AND

PERIOD FROM INCEPTION (SEPTEMBER 19, 2017) TO SEPTEMBER 30, 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Apex Farms Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Apex Farms Corp. (the Company) as of September 30, 2018 and 2017, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the period from inception September 19, 2017 to September 30, 2017 and the year ended September 30, 2018, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2018 and 2017, and the results of its operations and its cash flows for the period from inception September 19, 2017 to September 30, 2017, and the year ended September 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company suffered losses from operations which raise substantial doubt about its ability to continue as a going concern. Managements plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2018.

Houston, TX

January 28, 2019

APEX FARMS CORP.

BALANCE SHEETS

(AUDITED)

	September 30, 2018	September 30, 2017
ASSETS
Cash & Cash Equivalents	$13,947	$-
Prepaid Expenses	41,000	-
Property, plant and equipment, net	3,325	-
TOTAL ASSETS	$58,272	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts Payable and accrued expenses	$53,893	$3,738
Advances from related party	6,150	364
Deferred Revenue	4,000	-
TOTAL LIABILITIES	$64,043	$4,102

STOCKHOLDERS’ DEFICIT:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; 3,011,469 and 0 issued and outstanding as of September 30, 2018 and 2017, respectively	301	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 16,924,057 and 12,500,000 shares issued and outstanding as of September 30, 2018 and September 30, 2017, respectively	1,692	1,250
Stock Receivable	-	(1,000)
Additional paid in capital	530,218	-
Accumulated deficit	(537,982)	(4,352)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(5,771)	(4,102)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$58,272	$-

The accompanying notes are an integral part of these audited financial statements.

APEX FARMS CORP.

STATEMENTS OF OPERATIONS

(AUDITED)

	Year Ended September 30, 2018	For the Period of September 19, 2017 (Inception) to September 30, 2017
Revenue	$7,500	$-
Cost of sales	(77,027)	-
Gross Loss	(69,527)	-

Expenses:
General and administrative	464,103	4,352

Operating loss	(533,630)	(4,352)

Net loss	$(533,630)	$(4,352)

Basic and diluted loss per share	$(0.04)	$(0.00)
Weighted average number of common shares outstanding – basic and diluted	14,714,919	12,500,000

The accompanying notes are an integral part of these audited financial statements.

APEX FARMS CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

(AUDITED)

	Preferred Shares	Par Value Preferred Shares	Common Shares	Par Value Common Shares	Stock Receivable	Additional Paid-in Capital	Accumulated Deficit	Total
Balances, September 19, 2017	-	$-	-	$-	$-	$-	$-	$-
Issuance of 12,500,000 shares of common stock for subscription and patent	-	-	12,500,000	1,250	(1,000)	-	-	250
Net loss	-	-	-	-	-	-	(4,352)	(4,352)
Balances, September 30, 2017	-	$-	12,500,000	$1,250	$(1,000)	$-	$(4,352)	$(4,102)
Stock based compensation	-	-	4,424,057	442	-	327,048	-	327,490
Issuance of 3,011,469 shares of preferred seed stock for cash, net	3,011,469	301	-	-	-	190,902	-	191,203
Contribution by officer	-	-	-	-	-	12,269	-	12,269
Cash received from stock receivable	-	-	-	-	1,000	-	-	1,000
Net loss	-	-	-	-	-	-	(533,630)	(533,630)
Balances, September 30, 2018	3,011,469	$301	16,924,057	$1,692	$-	$530,218	$(537,982)	$(5,771)

The accompanying notes are an integral part of these audited financial statements.

APEX FARMS CORP.

STATEMENT OF CASH FLOWS

(AUDITED)

	Year Ended September 30, 2018	For the Period September 19, 2017 (Inception) to September 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(533,630)	$(4,352)
Adjustments to reconcile net loss to net cash used in operations:
Stock based compensation	327,490	250
Contributed capital	12,269	-
Depreciation expense	175	-
Change in current assets and liabilities:
Prepaid expenses	(41,000)	-
Accounts payable and accrued expenses	50,154	3,738
Advances from related party	5,786	364
Deferred revenue	4,000	-
Net Cash Used in Operating Activities	(174,756)	-

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchase of fixed assets	(3,500)	-
Net Cash Used in Investing Activities	(3,500)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Stock sold for cash	191,203	-
Cash received from subscription payable	1,000	-
Net Cash Provided by Financing Activities	192,203	-

CHANGE IN CASH	13,947	-

CASH AT BEGINNING OF PERIOD	$-	$-

CASH AT END OF PERIOD	$13,947	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for stock receivable	$-	$1,000

The accompanying notes are an integral part of these audited financial statements.

APEX FARMS CORP.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Apex Farms Corp., a Nevada corporation (“the Company”), was incorporated under the laws of the State of Nevada on September 19, 2017 with the name Apex Farms Corp. The Company intends to serve as a vehicle to make a business out of proprietary technology. As of September 30, 2018, the Company has limited operations.

The Company has elected September 30th as its fiscal year end.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Revenue and Cost Recognition

The Company applies revenue recognition provisions pursuant to ASC No. 605, Revenue Recognition, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the Securities and Exchange Commission. The guidance outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies.

Revenue is recognized on the completed contract method. This method is used because the typical contract is completed within one to six weeks and the financial position and results of operations of the Company would not vary significantly within that time frame. A contract is considered complete when all costs except insignificant items have been incurred, and the work has been accepted by the customer.

During the year ended September 30, 2018 the company completed one installation with a third party customer totaling $7,500 in revenues.  There was no revenue for the period ended September 30, 2017.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at September 30, 2018 and 2017 were $13,947 and $0, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at September 30, 2018.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of September 30, 2018 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2018 and 2017. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of September 30, 2018 and September 30, 2017.

The Company’s stock based compensation for the year ended September 30, 2018 was $327,490.  The Company’s stock based compensation for the period ended September 30, 2017 was $250.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Accounting Standards Codification 606 (“ASC 606”)). ASU No. 2014-09 provides guidance for revenue recognition. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In doing so, companies will need to use more judgment and make more estimates than under current guidance.  These may include identifying performance obligations in the contract and estimating the amount of variable consideration to include in the transaction price attributable to each separate performance obligation. Subsequent to the initial standards, the FASB has also issued several ASUs to clarify specific revenue recognition topics. This guidance will be effective for the Company for its fiscal year beginning on October 1, 2018. The Company will adopt using the modified retrospective approach to initially apply the update and recognize the remaining contract value at the date of application. The Company does not expect the adoption of ASU 2014-09 to have any impact on its total cash flows from operating, investing or financing activities.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”. Under this guidance, an entity is required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. This guidance offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. This guidance is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this standard will have on its financial statements.

In March 2016, the FASB issued ASU 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting”. The standard is intended to simplify several areas of accounting for share-based compensation arrangements, including the income tax impact, classification on the statement of cash flows and forfeitures. ASU 2016-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016, and early adoption is permitted. The Company elected to early adopt the new guidance in the second quarter of fiscal year 2016 which requires it to reflect any adjustments as of January 1, 2016, the beginning of the annual period that includes the interim period of adoption. The primary impact of adoption was the recognition of additional stock compensation expense and paid-in capital for all periods in fiscal year 2016. Additional amendments to the recognition of excess tax benefits, accounting for income taxes and minimum statutory withholding tax requirements had no impact to retained earnings as of January 1, 2016, where the cumulative effect of these changes is required to be recorded. The Company has elected to account for forfeitures as they occur to determine the amount of compensation cost to be recognized in each period.

NOTE 3 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company’s ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

NOTE 4 – PREPAID EXPENSES

On April 25, 2018, the Company paid $100,000 in cash to a third party for prepaid construction and consulting. During the year ended September 30, 2018, $59,000 was expensed for business consulting work performed.  The remaining $41,000 will be used to pay for additional consulting services and the construction of a greenhouse to be used by the Company.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The Company had accounts payable and accrued expenses totaling $53,894 and $3,738 at September 30, 2018 and 2017, respectively.  These consisted primarily of professional fees and marketing expenses.

NOTE 6 – DEFERRED REVENUE

Deferred revenue totaled $4,000 and $0 as of September 30, 2018 and 2017, respectively. A customer had made a payment on a system but not confirmed a date to set up the system.

NOTE 7 – INCOME TAXES

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. As of September 30, 2018, the Company incurred a cumulative net loss carryforward of approximately $197,973. NOLs begin expiring in 2037. The loss results in a deferred tax asset of approximately $41,574 at the effective statutory rate of 21%. The deferred tax asset has been off-set by an equal valuation allowance.

	September 30, 2018	September 30, 2017
Deferred tax asset, generated from net operating loss at statutory rates	$41,574	$651
Valuation allowance	$(41,574)	$(651)
	$-	$-

NOTE 8 – COMMITMENTS AND CONTINGENCIES

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Except as set forth below, there were no commitment or contingencies as of September 30, 2018.

On May 1, 2018, the Company entered into an employment agreement with Mr. Woods-Leo as the Chief Executive Officer, which was amended on June 1, 2018. Under the employment agreement, as amended, Mr. Woods-Leo is entitled to an annual base salary of $125,000, which shall be increased annually by no less than 5% or such greater amount as is determined by the Company’s board of directors.  As the Company does not have the cash necessary to pay the base salary for at least the first year Mr. Woods-Leo’s employment, on June 1, 2018, the Company paid his salary for the first year of his employment (May 1, 2018 until April 30, 2019) in advance through the issuance of 1,785,714 shares of Common Stock. Until such time as the Company’s cash flow supports the payment of Mr. Woods-Leo’s base salary (as determined in good faith by our board of directors), the Company is not required to pay such base salary and, instead, the base salary shall accrue on the Company’s books as a debt or liability to Mr. Woods-Leo. Alternatively, at the Company’s option, the Company may pay all or any portion of the base salary by the issuance of Common Stock having a value that is equal to the then owing amount of accrued base salary as determined by the board of directors in good faith. Mr. Woods-Leo shall be reimbursed for all reasonable and necessary expenses paid by him during the employment term, shall be entitled to three weeks of paid vacation per year, and received a signing bonus of 357,143 shares of Common Stock. The term of Mr. Woods-Leo’s employment is for three years commencing on May 1, 2018 and automatically renews for successive one-year periods until the employment agreement is terminated in accordance with its terms. If Mr. Woods-Leo is terminated without cause, he is entitled to severance pay for a period equal to the greater of twelve months or the remainder of the term of the agreement.

On January 1, 2018 the Company entered into a Royalty Agreement with David Allen.  Pursuant to the terms of the Royalty Agreement, the Company is required to pay to Mr. Allen a royalty at a rate of 1% on annual net sales after taxes.  The

Royalty Agreement defines “net sales” as gross sales of the Company and its licensees and sublicensees excluding excise duty and sales tax.  The term of the agreement is for three years commencing on January 1, 2018 and ending on December 31, 2020.  The royalty is due and payable each year within sixty (60) days following the close of the applicable fiscal year.  If the Company does not timely pay the royalty when due, the Company is required to pay interest in the unpaid amount at a rate of 10% per annum.

NOTE 9 – SHAREHOLDER’S EQUITY

Preferred Stock

The authorized preferred stock of the Company consists of 50,000,000 shares with a par value of $0.0001. The Company had no shares of preferred stock issued and outstanding at September 30, 2017 and 3,011,469 shares of preferred stock issued and outstanding as of September 30, 2018.

On April 4, 2018, the Company filed Amended and Restated Articles of Incorporation with the Nevada Secretary of State to, among other things, designate 10,000,000 shares of its preferred stock as “Series Seed Preferred Stock” and establish the terms thereof. Holders of shares of Series Seed Preferred Stock vote together with the holders of Common Stock on an as-if-converted to Common Stock basis. Except as provided by law or as set forth in the Amended and Restated Articles of Incorporation, the holders of shares of Series Seed Preferred Stock vote together with the holders of shares of Common Stock as a single class. The Company is not required to pay dividends at any specific rate on the Series Seed Preferred Stock; provided, however, that if any dividend is paid on the outstanding Common Stock, the Series Seed Preferred Stock would participate in such dividend on a pari passu basis with the holders of Common Stock on an as converted to Common Stock basis. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event (as defined in the Amended and Restated Articles of Incorporation), before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, the holders of shares of Series Seed Preferred Stock then outstanding shall be entitled to be paid out of the funds and assets available for distribution to its stockholders, an amount per share equal to the greater of (a) $0.07 for such share of Series Seed Preferred Stock, plus any dividends declared but unpaid thereon, or (b) such amount per share as would have been payable had all shares of Series Seed Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution or winding up or Deemed Liquidation Event. Each share of Series Seed Preferred Stock is convertible at any time at the option of the holder into one share of Common Stock for each share of Series Seed Preferred Stock, subject to adjustment in the event of any stock splits, stock combinations, recapitalizations and similar transactions. In addition, upon either (a) the closing of the sale of shares of Common Stock to the public in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or a qualified offering statement under Regulation A of the Securities Act, or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the outstanding shares of Series Seed Preferred at the time of such vote or consent, voting as a single class on an as-converted basis, (i) all outstanding shares of Series Seed Preferred Stock shall automatically be converted into shares of Common Stock, at the foregoing conversion ratio.

On April 24, 2018, the Company completed an equity crowdfunding offering under Section 4(a)(6) of the Securities Act and Regulation Crowdfunding promulgated thereunder. The Company raised a total of $206,669 through the sale of 2,952,421 shares of Series Seed Preferred Stock. As a result of this offering, the Company received net proceeds of approximately $191,203. In connection with this offering, the Company also issued 59,048 shares of Series Seed Preferred Stock to First Democracy VC, the platform for the offering, as partial consideration for their services.

Common Stock

The authorized Common Stock of the Company consists of 100,000,000 shares with a par value of $0.0001. There were 12,500,000 shares of Common Stock issued and outstanding at September 30, and 16,924,057 shares of Common Stock issued and outstanding at September 30, 2018.

On September 19, 2017, the Company issued 10,000,000 founder’s shares of restricted Common Stock valued at $1,000 at par value ($.0001) to our sole officer and director, Mr. Alexander M. Woods-Leo, in exchange for the development of the business plan for the Company.

On September 25, 2017, the Company issued 2,500,000 founder’s shares of restricted Common Stock valued at $250 at par value ($.0001) to Mr. Woods-Leo, in exchange for patents which were not yet developed. This resulted in stock based compensation of $250.

On May 1, 2018, the Company entered into a sublease with Mr. Woods-Leo for the lease of 1,000 square feet of grow space. Under the sublease agreement, the Company can use the outdoor space to grow produce for an initial term of three (3) years with the option to extend the term for up to an additional two (2) years. In consideration for this lease, Mr. Woods-Leo received 950,000 shares of the Company’s Common Stock valued at $66,500 based on recent cash selling prices of shares.

On May 1, 2018, the Company entered into an employment agreement with Mr. Woods-Leo as the Chief Executive Officer, which was amended on June 1, 2018. Under the employment agreement, as amended, Mr. Woods-Leo is entitled to an annual base salary of $125,000, which shall be increased annually by no less than 5% or such greater amount as is determined by the Company’s board of directors.  As the Company does not have the cash necessary to pay the base salary for at least the first year Mr. Woods-Leo’s employment, on June 1, 2018, the Company paid his salary for the first year of his employment (May 1, 2018 until April 30, 2019) in advance through the issuance of 1,785,714 shares of Common Stock valued at $125,000 based on recent cash selling prices of shares. Mr. Woods-Leo also received a signing bonus of 357,143 shares of Common Stock valued at $25,000 based on recent cash selling prices of shares.

On January 28, 2018, the Company employed Robert White as Vice President of Prefabrication. As compensation for the services to be provided by Mr. White, the Company agreed to issue to Mr. White 21,000 shares of Common Stock. The Company issued 600 shares on January 28, 2018 and agreed to issue Mr. White 1,700 shares for each month that Mr. White remains in the Company’s employ, valued at a total of $1,750 as of September 30, 2018 based on recent cash selling prices of shares. Mr. White’s employment is at will and may be terminated at any time.

In January 2018, the Company entered into separate consulting agreements with VentureNet Capital Group. Inc., Tom Preziuso, Dave Allen and Thomas Wick, pursuant to which, as sole compensation, the Company issued (or agreed to issue in the case of Mr. Wick) to these consultants 500,000, 300,000, 500,000 and 25,000 shares of the Company’s Common Stock, respectively, valued at a total of $91,000 based on recent cash selling prices of shares. Mr. Wick was issued 1,000 shares on January 27, 2018 and the remaining shares will be issued over the year at the rate of one-twelfth per month.

The Company did not have any potentially dilutive instruments as of September 30, 2018 and 2017 and, thus, anti- dilution issues are not applicable.

Warrant

On January 11, 2018, the Company issued a five-year warrant to its outside corporate and securities counsel in exchange for such counsel’s agreement to defer legal fees for up to four months. The warrant provides the holder with the right to purchase 388,143 shares of Common Stock at an exercise price of $0.07 valued at $17,806 on the grant date. The warrant may be exercised on a cashless basis.

This warrant does not trade in an active securities market, and as such, the Company estimates the fair value of the warrant using the Black-Scholes Option Pricing Model using the following assumptions:

Risk free interest rates	0%
Expected life	5 years
Estimated volatility	83%
Dividend yield	—%

The risk-free interest rate assumption is based upon observed interest rates on the United States government securities appropriate for the term of the warrant.

The expected term is based on the remaining term of the warrant.

The Company determined the expected volatility assumption using the historical volatility of comparable public companies’ common stock. The Company will continue to monitor peer companies and other relevant factors used to measure expected volatility, until such time that the Company’s common stock has enough market history to use historical volatility.

The dividend yield assumption is based on the Company’s history and expectation of dividend payouts. The Company has never declared or paid any cash dividends on its common stock, and the Company does not anticipate paying any cash dividends in the foreseeable future.

NOTE 10 – RELATED-PARTY TRANSACTIONS

Equity

On September 19, 2017, the Company issued 10,000,000 founder’s shares of restricted Common Stock valued at $1,000 at par value ($.0001) to its sole officer and director, Mr. Alexander M. Woods-Leo, in exchange for the development of the business plan for the Company.

On September 25, 2017, the Company issued 2,500,000 founder’s shares of restricted Common Stock valued at $250 at par value ($.0001), to Mr. Woods-Leo, in exchange for patents which were not yet developed. This resulted in stock based compensation of $250.

On May 1, 2018, the Company entered into a sublease with Mr. Woods-Leo for the lease of 1,000 square feet of grow space. Under the sublease agreement, the Company can use the outdoor space to grow produce for an initial term of three (3) years with the option to extend the term for up to an additional two (2) years. In consideration for this lease, Mr. Woods-Leo received 950,000 shares of the Company’s Common Stock valued at $66,500 based on recent cash selling prices of shares.

On May 1, 2018, the Company entered into an employment agreement with Mr. Woods-Leo as the Chief Executive Officer, which was amended on June 1, 2018. Under the employment agreement, as amended, Mr. Woods-Leo is entitled to an annual base salary of $125,000, which shall be increased annually by no less than 5% or such greater amount as is determined by the Company’s board of directors.  As the Company does not have the cash necessary to pay the base salary for at least the first year Mr. Woods-Leo’s employment, on June 1, 2018, the Company paid his salary for the first year of his employment (May 1, 2018 until April 30, 2019) in advance through the issuance of 1,785,714 shares of Common Stock. Until such time as the Company’s cash flow supports the payment of Mr. Woods-Leo’s base salary (as determined in good faith by our board of directors), the Company is not required to pay such base salary and, instead, the base salary shall accrue on the Company’s books as a debt or liability to Mr. Woods-Leo. Alternatively, at the Company’s option, the Company may pay all or any portion of the base salary by the issuance of Common Stock having a value that is equal to the then owing amount of accrued base salary as determined by the board of directors in good faith. Mr. Woods-Leo shall be reimbursed for all reasonable and necessary expenses paid by him during the employment term, shall be entitled to three weeks of paid vacation per year, and received a signing bonus of 357,143 shares of Common Stock. The term of Mr. Woods-Leo’s employment is for three years commencing on May 1, 2018 and automatically renews for successive one-year periods until the employment agreement is terminated in accordance with its terms. If Mr. Woods-Leo is terminated without cause, he is entitled to severance pay for a period equal to the greater of twelve months or the remainder of the term of the agreement.

Additional paid-in capital

During the period ended June 30, 2018, Mr. Woods-Leo paid expenses on behalf of the Company totaling $11,905.  At this time, the total debt owed to Mr. Woods-Leo, $12,269, was forgiven and that amount was recorded as additional paid-in capital.

Advances

During the period ended September 30, 2017, the Company’s CEO, Mr. Alexander M. Woods-Leo, paid expenses on behalf of the Company totaling $364. These expenses were recorded as advances from related party and consisted primarily of filing fees.

As of September 30, 2018, Mr. Woods-Leo has paid expenses on behalf of the Company totaling $6,150.  This debt is recorded as advances from related party and is unsecured, noninterest-bearing and payable on demand.

NOTE 11 – PREPAID EXENSES

On April 25, 2018, the Company paid $100,000 to a vendor for business consulting and the construction of a greenhouse to be used by the business.  As of September 30, 2018, the vendor had provided $59,000 in consulting and construction work to the Company, leaving a remaining balance of $41,000 as of September 30, 2018.

NOTE 12 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through January 28, 2019. Based on our evaluation, except as set forth below, no events have occurred requiring adjustment or disclosure.

Since September 30, 2018, the Company has issued an aggregate of 6,800 shares of Common Stock to Robert White and an aggregate of 8,000 shares of Common Stock to Thomas Wick under the agreements described in Note 8.

Since September 30, 2018, the Company has completed multiple closings of its offering under Regulation A of Section 3(b) of the Securities Act in which the Company has raised a total of $91,567.80 through the sale of 457,839 shares of Common Stock.  As a result of this offering, the Company has received net proceeds of approximately $3,993.48.

Upon completion of the first closing of the Regulation A offering on October 1, 2018, all shares of the Company’s Series Seed Preferred Stock were automatically converted into 3,011,469 shares of Common Stock (see Note 9).

PART III – EXHIBITS

Exhibit Index

Exhibit No.	Description
2.1	Amended and Restated Articles of Incorporation of Apex Farms Corp.
2.2	Bylaws of Apex Farms Corp.
3.1	Warrant issued by Apex Farms Corp. to Bevilacqua PLLC on January 11, 2018
3.2	Form of Warrant issued by Apex Farms Corp. to StartEngine Crowdfunding, Inc. (included in Exhibit 6.15)
4.1	Form of Subscription Agreement
6.1	Technology Assignment Agreement, dated September 19, 2017, between LeoTech Holdings, Inc. and Apex Farms Corp.
6.2	Royalty Agreement, dated January 1, 2018, between Apex Farms Corp. and David Allen
6.3	Sublease, dated May 1, 2018, between Alexander Mr. Woods-Leo and Apex Farms Corp.
6.4	Lease with Option to Purchase, dated December 31, 2017, between Robert J. Wyatt and Apex Farms Corp.
6.5	Employment Agreement, dated May 1, 2018, between Apex Farms Corp. and Alexander Mr. Woods-Leo
6.6	Amendment No. 1 to Employment Agreement, dated June 1, 2018, between Apex Farms Corp. and Alexander Mr. Woods-Leo
6.7	Offer Letter, dated January 26, 2018, between Apex Farms Corp. and Robert White
6.8	Independent Contractor Agreement, dated April 23, 2018, between Apex Farms Corp. and Phoenix Logistics LLC
6.9	Consulting Agreement, dated January 26, 2018, between Apex Farms Corp. and Dave Allen
6.10	Consulting Agreement, dated January 26, 2018, between Apex Farms Corp. and Thomas Wick
6.11	Consulting Agreement, dated January 23, 2018, between Apex Farms Corp. and VentureNet Capital Group, Inc.
6.12	Consulting Agreement, dated January 23, 2018, between Apex Farms Corp. and Tom Preziuso
6.13	Engagement Letter between Apex Farms Corp. and Bevilacqua PLLC
6.14	Supplement to Engagement Letter between Apex Farms Corp. and Bevilacqua PLLC
6.15	Posting Agreement, dated April 18, 2019, between StartEngine Crowdfunding, Inc. and Apex Farms Corp.
6.16	Employment Contract, dated February 11, 2019, between Apex Farms Corp. and Robert White (incorporated by reference to Exhibit 6.8 to the Semiannual Report on Form 1-SA filed on June 25, 2019)
8.1	Escrow Services Agreement, dated May 13, 2019, between Prime Trust, LLC and Apex Farms Corp.
11.1*	Consent of M&K CPAS, PLLC
11.2	Consent of Sherman & Howard LLC (included in Exhibit 12.1)
12.1	Opinion of Sherman & Howard LLC
13.1	“Testing the Waters” Materials

* Filed herewith.

All other exhibits were previously filed.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, County of New Castle, State of Delaware on June 28, 2019.

APEX FARMS CORP.
By:	/s/ Alexander M. Woods-Leo
Alexander M. Woods-Leo CEO and President

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Alexander M. Woods-Leo	CEO, President, Secretary, Treasurer and Director (principal executive officer and principal financial and accounting officer)	June 28, 2019
Alexander M. Woods-Leo